[LOGO OF PUBLIC STORAGE]
PUBLIC STORAGE, INC.
600 N. Brand Blvd., Suite 300 P.O. Box 25050
Glendale, California 91221-5050
Tel: (818) 244-8080


           ------------------------------------------------------------------
           ------------------------------------------------------------------
           IF YOU HAVE ANY QUESTIONS ABOUT THIS OFFER, PLEASE CALL THE SOLICITING AGENT, THE WEIL COMPANY, AT (800) 478-2605 OR PUBLIC STORAGE, INC.'S INVESTOR SERVICES DEPARTMENT AT (800) 421-2856 or
           (818) 244-8080. IF YOU NEED HELP IN COMPLETING THE LETTER OF TRANSMITTAL, PLEASE CALL THE DEPOSITARY, THE FIRST NATIONAL BANK OF BOSTON, AT (617) 575-3120.
           ------------------------------------------------------------------
           ------------------------------------------------------------------



                                 August 30, 1995

          RE:  Tender Offer for Units of
               Public Storage Partners II, Ltd., A California limited
               partnership
               ------------------------------------------------------

Dear Unitholder:

     Public Storage, Inc. (the "Company") and B. Wayne Hughes ("Hughes") are offering to purchase up to 4,450 of the limited partnership units (the "Units") in Public Storage Partners II, Ltd., a California limited partnership (the "Partnership") at a net cash price per Unit of $267 (the "Offer"). There will be no commissions or fees paid by you associated with the sale. A tender of Units will result in a substantial taxable gain to most Unitholders. THE COMPANY IS THE SOLE GENERAL PARTNER OF THE PARTNERSHIP AND THE COMPANY IS CONTROLLED BY HUGHES.

     The Offer is not conditioned upon a minimum number of Units being tendered. If more than 4,450 Units are validly tendered, the Company and Hughes will only accept 4,450 Units, with such Units purchased on a pro rata basis.

     SINCE THE COMPANY IS THE SOLE GENERAL PARTNER OF THE PARTNERSHIP, NO RECOMMENDATION IS MADE TO ANY UNITHOLDER WHETHER OR NOT TO PARTICIPATE IN THE OFFER.

     The Company and Hughes have enclosed an Offer to Purchase and Letter of Transmittal which together describe the terms of the Offer. They urge you to read both the Offer to Purchase and the Letter of Transmittal carefully. If you wish to sell your Units and receive a net cash price of $267 per Unit, please complete the enclosed Letter of Transmittal and return it in the enclosed postage-paid envelope at the address set forth on the back cover of the Offer to Purchase. The Offer will expire on October 4, 1995, unless extended.

     We thank you for your prompt attention to this matter.

                                           Very truly yours,

                                           PUBLIC STORAGE, INC.



                                        By:  /s/ Harvey Lenkin
                                             ---------------------------------
                                             Harvey Lenkin
                                             Vice President

                     OFFER TO PURCHASE FOR CASH UP TO 4,450
                          LIMITED PARTNERSHIP UNITS OF
     PUBLIC STORAGE PARTNERS II, LTD., A CALIFORNIA LIMITED PARTNERSHIP, AT
                                $267 NET PER UNIT
                                       BY
                              PUBLIC STORAGE, INC.
                                       AND
                                 B. WAYNE HUGHES


               --------------------------------------------------------
               --------------------------------------------------------
               THE OFFER, WITHDRAWAL RIGHTS AND THE PRORATION
               PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 4, 1995, UNLESS THE OFFER IS EXTENDED.
               --------------------------------------------------------
               --------------------------------------------------------


     PUBLIC STORAGE, INC. (THE "COMPANY" OR "PSI" OR "GENERAL PARTNER") AND
B. WAYNE HUGHES ("HUGHES") ARE OFFERING TO PURCHASE UP TO 4,450 OF THE LIMITED PARTNERSHIP UNITS (THE "UNITS") IN PUBLIC STORAGE PARTNERS II, LTD., A CALIFORNIA LIMITED PARTNERSHIP (THE "PARTNERSHIP"), AT A NET CASH PRICE PER UNIT OF $267 (THE "OFFER"). THE OFFER IS NOT CONDITIONED UPON A MINIMUM NUMBER OF UNITS BEING TENDERED. IF MORE THAN 4,450 UNITS (45% OF THE OUTSTANDING UNITS) ARE VALIDLY TENDERED, THE COMPANY AND HUGHES WILL ACCEPT ONLY 4,450 UNITS, WITH SUCH UNITS PURCHASED ON A PRO RATA BASIS.

     The Offer involves certain risk factors and detriments that should be considered by holders of Units, including the following:

     * Since the Company is the sole General Partner of the Partnership and the Company is controlled by Hughes, no recommendation is made to the Unitholders with respect to the Offer.

     * The Offer Price was established by the Company and Hughes and is not the result of arm's length negotiations.

     * No independent person has been retained to evaluate or render any opinion with respect to the fairness of the Offer Price.

                                              (Continued on following page)
                              ____________________

                                    IMPORTANT

     Any holder of Units (a "Unitholder") desiring to tender Units should complete and sign the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal and mail or deliver the Letter of Transmittal and any other required documents to The First National Bank of Boston at the address set forth on the back cover of this Offer to Purchase.

     Any questions about the Offer may be directed to the Soliciting Agent, The Weil Company, at (800) 478-2605. Any requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Company's Investor Services Department at (800) 421-2856 or
(818) 244-8080. If you need any help in completing the Letter of Transmittal, please call the Depositary, The First National Bank of Boston, at
(617) 575-3120. The Soliciting Agent will receive 2% of the Offer Price for each Unit tendered and accepted by the Company and Hughes. See "The Offer -- Soliciting Agent."

                              ____________________

     * After the Offer, the Company and Hughes could be in a position to control all voting decisions with respect to the Partnership.

     * The General Partner believes that the Offer Price is less than the amount that Unitholders might realize if the Partnership were liquidated. Accordingly, the Offer may not be advantageous to holders of Units who do not need to sell their Units.

     * Based on increases in net operating income, the General Partner believes that the Partnership's properties have increased in value, and, although there can be no assurance, may continue to appreciate in value.

     * A tender of Units will result in a substantial taxable gain to most Unitholders.

     * As alternatives to tendering their Units, holders of Units could retain their Units until liquidation of the Partnership or seek a private sale of their Units now or later. See "Special
          Considerations."

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Partnership may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at the New York Regional Office, 7 World Trade Center, 12th Floor, New York, New York 10007, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington D.C. 20549 at prescribed rates.

     The Company and Hughes have filed with the Commission a statement on
Schedule 14D-1 pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the Offer. Pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, the Partnership will be required to file with the Commission a statement on Schedule 14D-9 furnishing certain information with respect to its position concerning the Offer. Such Schedules and any amendments thereto should be available for inspection and copying as set forth above (except that such Schedules and any amendments thereto will not be available at the regional offices of the Commission).

     The Letter of Transmittal and any other required documents should be sent or delivered by each Unitholder to the Depositary at one of the addresses set forth below:

                        The Depositary for the Offer is:

                        The First National Bank of Boston

  BY MAIL                                   BY HAND                     BY OVERNIGHT COURIER
The First National Bank of Boston       BancBoston Trust            The First National Bank of Boston
  Shareholder Services                Company of New York          Corporate Agency & Reorganization
    P.O. Box 1872                         55 Broadway                      150 Royall Street
 Mail Stop 45-01-19                        3rd Floor                      Mail Stop 45-01-19
  Boston, MA 02105                     New York, NY 10006                  Canton, MA 02021

                                      (ii)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     The Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     The Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     Purpose of the Offer. . . . . . . . . . . . . . . . . . . . . . . . .    1
     Position of the General Partner With Respect to the Offer . . . . . .    2
     Special Considerations. . . . . . . . . . . . . . . . . . . . . . . .    2

SPECIAL CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Conflicts of Interest with Respect to the Offer . . . . . . . . . . .    2
     No Arms' Length Negotiation . . . . . . . . . . . . . . . . . . . . .    2
     Control or Influence of all Partnership Voting Decisions
      by the Company and Hughes. . . . . . . . . . . . . . . . . . . . . .    3
     No Realization of Full Value of Investment. . . . . . . . . . . . . .    3
     Possible Increase in Value. . . . . . . . . . . . . . . . . . . . . .    3
     Taxable Gain. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Alternatives to Tendering Units . . . . . . . . . . . . . . . . . . .    3

BACKGROUND AND PURPOSE OF THE OFFER. . . . . . . . . . . . . . . . . . . .    4
     The Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     The General Partner . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Purpose of the Offer. . . . . . . . . . . . . . . . . . . . . . . . .    7

POSITION OF THE GENERAL PARTNER WITH RESPECT TO THE OFFER. . . . . . . . .    7

DETERMINATION OF OFFER PRICE . . . . . . . . . . . . . . . . . . . . . . .    8

THE OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Terms of the Offer. . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Proration; Acceptance for Payment and Payment for Units . . . . . . .   10
     Procedures for Tendering Units. . . . . . . . . . . . . . . . . . . .   11
     Withdrawal Rights . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Extension of Tender Period; Termination and Amendment . . . . . . . .   12
     Source of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Conditions of the Offer . . . . . . . . . . . . . . . . . . . . . . .   13
     Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Soliciting Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Dissenters' Rights and Investor Lists . . . . . . . . . . . . . . . .   14
     Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .   14
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

EFFECTS OF OFFER ON NON-TENDERING UNITHOLDERS. . . . . . . . . . . . . . .   15
     Influence on the Partnership. . . . . . . . . . . . . . . . . . . . .   15
     Effect on Trading Market. . . . . . . . . . . . . . . . . . . . . . .   15
     Partnership Status. . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Partnership Business. . . . . . . . . . . . . . . . . . . . . . . . .   15

MARKET PRICES OF UNITS . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Information From The Stanger Report Regarding Sales Transactions. . .   16
     Information from the Chicago Partnership Board Regarding
       Sales Transactions. . . . . . . . . . . . . . . . . . . . . . . . .   17


                                     (iii)

                                                                            Page
                                                                            ----
CERTAIN RELATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . .   18
     General Partner Interest. . . . . . . . . . . . . . . . . . . . . . .   18
     Property Management . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Limited Partner Interests . . . . . . . . . . . . . . . . . . . . . .   18



SCHEDULE 1 PARTNERSHIP DISTRIBUTIONS . . . . . . . . . . . . . . . . . . .  1-1

SCHEDULE 2 PROPERTY INFORMATION. . . . . . . . . . . . . . . . . . . . . .  2-1

SCHEDULE 3 PARTNERSHIP FINANCIAL STATEMENTS. . . . . . . . . . . . . . . .   F

SCHEDULE 4 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . .  4-1

SCHEDULE 5 DIRECTORS AND EXECUTIVE OFFICERS OF PUBLIC STORAGE, INC.. . . .  5-1


                                     (iv)

To the Holders of Limited Partnership Units of
Public Storage Partners II, Ltd., a California limited partnership


     UNITHOLDERS ARE URGED TO READ CAREFULLY THIS OFFER TO PURCHASE, INCLUDING THE MATTERS DISCUSSED UNDER "SPECIAL CONSIDERATIONS," AND THE ACCOMPANYING LETTER OF TRANSMITTAL BEFORE DECIDING WHETHER TO TENDER THEIR UNITS.


                                     SUMMARY

     CERTAIN SIGNIFICANT MATTERS DISCUSSED IN THIS OFFER TO PURCHASE ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS OFFER TO PURCHASE.

THE PARTIES

Public Storage Partners II, Ltd.,      The Partnership, organized in 1976,
a California limited partnership       owns four mini-warehouses.  The sole
                                       general partner of the Partnership is
                                       the Company (the "General Partner").
                                       See "Background and Purpose of the
                                       Offer -- The Partnership" and "--
                                       Relationships."  At June 30, 1995,
                                       there were approximately 745 holders
                                       of record owning 9,890 Units.  The
                                       Company owns 174 Units in the
                                       Partnership (approximately 2% of the
                                       outstanding Units) excluding its
                                       general partner interest.

Public Storage, Inc.                   The principal business activity of the
                                       Company, organized in 1972, has been the development, construction, acquisition and management of mini-warehouses. The
                                       Company is the sole general partner of
                                       the Partnership.  See "Background and
                                       Purpose of the Offer -- The Company" and
                                       "-- Relationships."

B. Wayne Hughes                        Hughes is the principal shareholder and
                                       chief executive officer of the Company.
THE OFFER

Number of Units                        4,450 (45% of the outstanding Units)
Subject to Offer

Offer Price                            $267 per Unit (the "Offer Price")

Expiration, Withdrawal                 October 4, 1995, unless extended.  See
and Proration Date                     "The Offer"

PURPOSE OF THE OFFER

     The Company and Hughes have decided to increase their ownership of the Partnership and have chosen to accomplish this through a tender offer on terms they believe are attractive to them. The Company and Hughes believe that the acquisition of Units through the Offer represents a good investment to them and will improve their tax position in the Partnership. Unitholders who require or desire liquidity are being offered the opportunity to receive cash for their Units. See "Background and Purpose of the Offer -- Purpose of the Offer."

POSITION OF THE GENERAL PARTNER WITH RESPECT TO THE OFFER

     In view of the conflict of interest, the General Partner makes no recommendation to any Unitholder to tender or to refrain from tendering Units. Since the Offer Price is less than the amount that the General Partner believes Unitholders might realize if the Partnership were liquidated, the Offer may not be advantageous to Unitholders who do not require or desire liquidity. The General Partner has no present intention to seek the liquidation of the Partnership. See "Position of the General Partner With Respect to the Offer." Under the Partnership Agreement, a liquidation of the Partnership or a removal of the General Partner can be initiated by limited partners and would require approval by holders of more than 50% of the outstanding Units in the Partnership at a meeting of limited partners or without a meeting by written consent.

SPECIAL CONSIDERATIONS

     In their evaluation of the Offer, Unitholders should carefully consider the following:

     * The General Partner has substantial conflicts of interests with respect to the Offer;

     * The Offer Price has been established by the General Partner and is not the result of arms' length negotiations;

     * No independent person has been retained to evaluate or render any opinion with respect to the fairness of the Offer Price;

     * After the Offer, the Company and Hughes could own as much as 47% of the Units and be in a position to control or influence all Partnership voting decisions;

     * The General Partner believes that the Offer Price is less than the amount that Unitholders might realize if the Partnership were liquidated;

     * The General Partner believes that the Partnership's properties have increased in value and may continue to do so, although there can be no assurance;

     * A tender of Units will result in a substantial taxable gain to most Unitholders;

     * As alternatives to tendering their Units, Unitholders could retain their Units until liquidation of the Partnership or seek a private sale of the Units now or later. See "Special Considerations" and "The Offer -- Federal Income Tax Consequences."

                             SPECIAL CONSIDERATIONS

     In their evaluation of the Offer, Unitholders should carefully consider the following:

          CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Since the Offer is being made by the General Partner of the Partnership and an affiliate, they have substantial conflicts of interest with respect to the Offer. The Company and Hughes have an interest in purchasing Units at the lowest possible price, whereas Unitholders who desire to sell have an interest in selling their Units at the highest possible price. The Company could have proposed a liquidation of the Partnership, which may have resulted in higher proceeds to Unitholders, instead of offering to purchase a portion of the Units.

          NO ARMS' LENGTH NEGOTIATION. The Offer Price has been established by the Company and Hughes, the General Partner of the Partnership and an affiliate, and is not the result of arms' length negotiations between them and the Partnership. The General Partner has not retained any unaffiliated person to represent the Unitholders. If an unaffiliated person had been engaged to represent the Unitholders, the terms of the

          Offer might have been different, and the unaffiliated person might have been able to negotiate a higher Offer Price. The Company and Hughes, which have substantial experience in the mini-warehouse industry, believe that the Offer presents an opportunity to increase, on attractive terms, their investment in mini-warehouses in which they already have an interest.

          CONTROL OR INFLUENCE OF ALL PARTNERSHIP VOTING DECISIONS BY THE COMPANY AND HUGHES. The Company and Hughes could, after the Offer, own as much as 47% of the Units and be in a position to influence or control all voting decisions with respect to the Partnership, such as the timing of the liquidation of the Partnership, a sale of all of the Partnership's properties, a merger or other extraordinary transaction. This voting power could (i) prevent non-tendering Unitholders from taking action they desired but that the Company and Hughes opposed and (ii) enable the Company to take action desired by the Company and Hughes but opposed by non-tendering Unitholders. Conflicts could exist between the best interests of the Partnership and the Company and Hughes with regard to the operation, sale or financing of the Partnership's properties. For example, continued operation of the properties could be in the interests of the Company and Hughes, while a sale could be in the interest of the Partnership.

          NO REALIZATION OF FULL VALUE OF INVESTMENT. The General Partner believes that the Offer Price is less than the amount that Unitholders might realize if the Partnership were liquidated. However, there is no present intention to liquidate the Partnership. Accordingly, the Offer may not be advantageous to Unitholders who do not need to sell their Units. No independent person has been retained to evaluate or render any opinion with respect to the fairness of the Offer Price.

          POSSIBLE INCREASE IN VALUE. Based on increases in net operating income, the General Partner believes that the Partnership's properties have increased in value and, although there can be no assurance, may continue to appreciate in value.

          TAXABLE GAIN. A tender of Units will result in a substantial taxable gain to most Unitholders. See "The Offer -- Federal Income Tax Consequences."

          ALTERNATIVES TO TENDERING UNITS. As alternatives to tendering their Units, Unitholders could retain their Units until liquidation of the Partnership or seek a private sale of their Units now or later. Under the Partnership Agreement, a liquidation of the Partnership or a removal of the General Partner can be initiated by limited partners and would require approval by holders of more than 50% of the outstanding Units in the Partnership at a meeting of limited partners or without a meeting by written consent. Meetings of limited partners may be called at any time by the General Partner or by one or more limited partners holding 10% or more of the outstanding Units by delivering written notice of such call to the General Partner.

                        BACKGROUND AND PURPOSE OF THE OFFER

     THE PARTNERSHIP. The Partnership is a California limited partnership that raised $4,945,000 from the sale of 9,890 Units at $500 per Unit in an intrastate offering of the Units completed in August 1977. All of the Partnership's net proceeds of that offering have been used to develop four mini-warehouses. The properties were developed at an original total cost of approximately $4,023,000 and were financed in 1986; $11,920,000 in financing proceeds were distributed to the limited and general partners ($894 per Unit).

     The sole general partner of the Partnership is the Company. The Partnership's properties are operated by Public Storage Management, Inc. ("PSMI"), a subsidiary of the Company. The Partnership's properties are operated under the "Public Storage" name.

     For certain information on Partnership distributions and on Partnership properties, see Schedules 1 and 2 to this Offer to Purchase, respectively, and for financial information on the Partnership, refer to Schedule F to this Offer to Purchase and the reports on the Partnership filed with the Commission, which may be obtained in the manner described on the inside front cover to this Offer to Purchase.

     The following sets forth certain summarized financial information for the Partnership. This information should be read in conjunction with the Partnership's Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included as Schedules F and 4, respectively, to this Offer to Purchase. EACH UNITHOLDER SHOULD CAREFULLY REVIEW THE PARTNERSHIP'S FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PARTNERSHIP.

                                    Six Months Ended
                                       June 30, (3)              Year Ended December 31,
                                    ----------------   -----------------------------------------------------
                                                          (In thousands, except per Unit data)
OPERATING DATA:                         1995    1994       1994        1993        1992      1991       1990
                                        ----    ----       ----        ----        ----      ----
Revenues                              $1,093  $1,091     $2,187      $2,532(4)   $2,265   $ 2,228     $2,317
Depreciation and amortization             72      67        139         139         136       150        151
Net income                               237     209        433         588(4)      347       347        325
General partner's share of
  net income                               2       2          5           6           4         4         74
Limited partners' per Unit data (1):
  Net income                           23.76   20.93      43.28       58.85(4)    34.68     34.68      25.38
  Cash distributions                      --      --         --          --          --        --      21.23
Funds from operations (2)(3)             309     276        572         415         483       497        476

                                     As of June 30,                 As of December 31,
                                    ----------------   -----------------------------------------------------
                                                       (In thousands, except per Unit data)

BALANCE SHEET DATA:                          1995 (3)      1994        1993        1992      1991       1990
                                             ----          ----        ----        ----      ----       ----
Cash and cash equivalents                 $  195        $   159     $    90    $    275  $    572   $    446
Marketable securities (fair value at
   March 31, 1995 and December 31,
   1994, cost at December 31, 1992
   and 1991) (5)                              82             72          --         516       102         --
Total assets                               2,792          2,813       2,806       3,625     3,438      3,285
Notes payable                              9,122          9,384       9,815      11,188    11,373     11,539
Book value per Unit (6)                     (481)          (499)       (532)       (576)     (602)      (628)
_______________

(1) Limited Partners' per Unit data is based on the weighted average number of Units (9,890) outstanding during the periods presented.


                                       -4-


(2) Funds from operations ("FFO") is defined as income before loss on early extinguishment of debt and gains or losses on disposition of real estate,
     adjusted as follows:     (i) plus depreciation and amortization, and
     (ii) less distributions (from operations) to minority interests in excess
     of minority interest in income.    FFO is a supplemental performance
     measure for equity REITs used by industry analysts.    FFO does not take
     into consideration principal payments on debt, capital improvements,
     distributions and other obligations of the Partnership.     Accordingly,
     FFO is not a substitute for the Partnership's net cash provided by operating activities or net income as a measure of the Partnership's liquidity or operating performance.

(3)  Unaudited.

(4)  Includes $312,000 gain on sale of marketable securities.

(5) Effective January 1, 1994, the Partnership adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," whereby the Partnership has designated its portfolio of marketable securities as
     being available for sale.     Accordingly, at June 30, 1995 and
     December 31, 1994, the Partnership has recorded the marketable securities at fair value, based upon the closing quoted price of the securities at June 30, 1995 and December 31, 1994.

(6) The per unit amount is unaudited and does not include an allocation of the valuation amount for unrealized gains/(losses) on marketable securities.

     THE GENERAL PARTNER. The principal business activity of the Company, which was organized in 1972, has been the development, construction, acquisition and management of mini-warehouses, and to a lesser extent business parks, in the United States and Canada. The Company believes that, together with its affiliates, it is the largest operator of mini-warehouse facilities in the United States and Canada. Hughes is the principal shareholder and chief executive officer of the Company.

     At December 31, 1994, the Company had total assets, total debt and total shareholders' equity of approximately $172,505,000, $114,791,000 and $20,970,000, respectively. Hughes has a net worth in excess of $2,000,000.

     The principal executive offices of the General Partner is located at 600 North Brand Boulevard, Suite 300, Glendale, California 91203. Its telephone number is (818) 244-8080.

     RELATIONSHIPS. The following chart shows the relationships between the General Partner and certain affiliates. As reflected in the table below, PSMI is a direct subsidiary of PSI, which is controlled by B. Wayne Hughes, the chairman of the board and chief executive officer of the Company. The Company is the sole General Partner of the Partnership.

                             [CHART OMITTED HERE]

                            Description of Graphic

Chart illustrating the affiliated relationships among the Partnership, PSI, BWH and certain affiliates: PSI is the general partner of the Partnership; PSMI is the property manager of the Partnership; PSMI is a wholly owned subsidiary of PSI; PSI is a wholly owned subsidiary of PSIH, 100% of which is owned by BWH.

SOLID LINES INDICATE OWNERSHIP INTERESTS AND SHADED LINES INDICATE OTHER RELATIONSHIPS.


BWH            =    B. Wayne Hughes.  Mr. Hughes is the chairman of the board
                    and chief executive officer of the Company, the sole General
                    Partner of the Partnership.  PSIH is owned by B. Wayne
                    Hughes and a member of his family.
PSIH           =    PSI Holdings, Inc.
PSI            =    Public Storage, Inc. or the Company.  PSI has entered into a merger agreement with an affiliate, Storage Equities, Inc.
                    See "Effects of Offer on Non-Tendering Unitholders --
                    Partnership Business."
PSMI           =    Public Storage Management, Inc.
Partnership    =    Public Storage Partners II, Ltd., a California limited
                    partnership.

     PURPOSE OF THE OFFER. The Company has been the sole General Partner of the Partnership since its organization in 1977. Accordingly, the Company is familiar with the operations and prospects of the Partnership.

     The Company and Hughes have decided to increase their ownership of the Partnership and have chosen to accomplish this through a tender offer on terms that the Company and Hughes believe are attractive to them. The Company and Hughes believe that they will benefit from ownership of Units acquired in the Offer and that ownership of the Units will improve their tax position in the Partnership because it would facilitate a future transfer of their interest in the Partnership without taxable gain. The Company and Hughes believe that the acquisition of Units through the Offer represents a good investment to them.

     Although the Offer Price is less than the amount the General Partner believes Unitholders would realize if the Partnership were liquidated, each Unitholder has the opportunity to make an individual decision on whether or not to tender in the Offer. Additionally, the General Partner believes that the price for a Unit should be less than the liquidation value per Unit for reasons such as lack of liquidity of the Units and, unlike the underlying properties of the Partnership, the Units cannot be readily used as collateral for a loan.

            POSITION OF THE GENERAL PARTNER WITH RESPECT TO THE OFFER

     Since the Company is the sole General Partner of the Partnership, no recommendation is made to any Unitholder to tender or to refrain from tendering his or her Units. EACH UNITHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER OR NOT TO TENDER, BASED UPON A NUMBER OF FACTORS, INCLUDING THE UNITHOLDER'S FINANCIAL POSITION, INCLUDING NEED OR DESIRE FOR LIQUIDITY, OTHER FINANCIAL OPPORTUNITIES AND TAX POSITION. The General Partner believes that the Offer provides all Unitholders who require or desire liquidity the opportunity to receive cash for their Units without paying the fees or commissions often paid in connection with transactions through secondary firms. See "Market Prices of Units."

     The Offer Price is less than the amount the General Partner believes, based on its experience with the market for mini-warehouse properties, that Unitholders would realize if the Partnership were liquidated. Also, a tender of Units will result in a substantial taxable gain to many Unitholders. Accordingly, the Offer may not be advantageous to Unitholders who do not require or desire liquidity. However, the General Partner has no present intention to seek the liquidation of the Partnership because it believes that it is not an opportune time to sell mini-warehouses and a sale could have adverse federal and state income tax consequences to many Unitholders and the General Partner. The Partnership's properties were originally developed in 1977-78 with the expectation that they be sold or financed within seven to ten years. The Partnership generated substantial cash distributions (approximately $954 per Unit) until its properties were financed in 1986 and the financing proceeds distributed ($894 per Unit). See "Determination of Offer Price" and "The
Offer -- Federal Income Tax Consequences."

     Cash distributions were discontinued in the fourth quarter of 1990 to enable the Partnership to increase its cash reserves in connection with restructuring its mortgage debt. In a 1993 debt restructure, the Partnership made a $2,000,000 principal repayment (with the proceeds from the sale of marketable securities and a short term unsecured loan from PSI), the interest rate on the mortgage debt was reduced from 10.3152% per year to 9% per year (effective November 1996), and the maturity date was extended from November 1996 to November 2002. In 1994, the PSI loan was refinanced with an unsecured loan from an institutional lender due in 1998. The Partnership's cash flow (after payments on the mortgage debt) is being applied to the unsecured loan. At June 30, 1995, the outstanding balances on the mortgage note and the unsecured loan were $8,520,000 and $602,000, respectively. When the unsecured loan is repaid or refinanced, the Partnership may consider reinstating distributions. There is no assurance that distributions will be reinstated. During or prior to 2002, the Partnership will be required to refinance its maturing debt or sell its properties.

     During the second quarter of 1995, the Partnership completed environmental investigations of its properties. Based on those assessments, the General Partner does not believe that there is any environmental contamination of the Partnership's facilities material to its overall business or financial condition.

     The Company and Hughes are not offering to purchase the properties, and the General Partner has not solicited any proposal for the acquisition of the Partnership or its properties. The General Partner does not believe that this is an opportune time to sell the Partnership's properties. The Partnership's operations have improved somewhat during 1995 and the General Partner believes that the Partnership's properties may have appreciated in value and may continue to do so, as a result of the decrease in the level of new mini-warehouse construction since 1988. There can be no assurance, however, that the Partnership's properties will appreciate in value. EACH UNITHOLDER SHOULD CAREFULLY REVIEW THE PARTNERSHIP'S FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PARTNERSHIP INCLUDED AS SCHEDULES F AND 4, RESPECTIVELY, TO THIS OFFER TO PURCHASE.

     While the Offer presents each Unitholder with the opportunity to make an individual decision on whether or not to dispose of his or her Units, a sale of all the properties to the Company and Hughes at their anticipated liquidation value and liquidation of the Partnership would result in a higher price for Unitholders and a higher cost to the Company and Hughes, the sole General Partner of the Partnership and an affiliate. Under the Partnership Agreement, a liquidation of the Partnership or a removal of the General Partner can be initiated by limited partners and would require approval by holders of more than 50% of the outstanding Units at a meeting or by written consent. See "Special Considerations -- Alternatives to Tendering Units."

     The General Partner will continue after the Offer to receive the same fees with respect to the Partnership that it received prior to the Offer.

     Since 1994 an affiliate of the Company has entered into merger agreements with three affiliated finite-life REITs under which the affiliate has acquired the REITs' properties in transactions under which the REITs' shareholders were afforded, on a tax free basis, the opportunity to convert their investment in the REITs into an investment in the affiliate of the Company, which generally owns the same type of properties as the REITs. These merger agreements were conditioned on approval by the respective REITs' shareholders and satisfied the obligation in each of the REITs' bylaws to present a proposal to its shareholders for the sale or financing of its properties at a specified time. The affiliate of the Company has also acquired properties from affiliated private partnerships.

     An acquisition of the Partnership's properties by the Company and liquidation of the Partnership (or a merger of the Partnership with the Company) would result in a substantial taxable gain to most Unitholders and the General Partner. A tender of Units will also result in a substantial taxable gain to most Unitholders who tender. The Company intends, from time to time, to acquire additional Units. However, the Company has no present plans or intentions to engage in a "going private transaction" with the Partnership, which is defined generally in the Commission's rules as a merger or other extraordinary transaction between an entity and its affiliates that reduces the number of security holders below 300.

     The Company does not intend any material change in the Partnership's operations after the Merger. However, the Company or an affiliate may at a later time offer to acquire the Partnership's properties and the acquisition could result in liquidation payments to Unitholders higher than the Offer Price. After the Offer, the Company and Hughes could own as much as 47% of the Units and thus control or influence a sale of the properties.

     For a discussion of the factors taken into account by the Company and Hughes in establishing the Offer Price. See "Determination of Offer Price."

                          DETERMINATION OF OFFER PRICE

     The Offer Price has been established by the Company and Hughes, the sole General Partner of the Partnership and an affiliate, and is not the result of arms' length negotiations between them and the Partnership. In establishing the Offer Price, the Company and Hughes considered the following factors and information:

     1. An evaluation of the financial condition and results of operations of the Partnership and its anticipated level of capital expenditures. The Partnership's property operations have marginally improved during 1995 over 1994. The increase in property net operating income (before depreciation and debt service) was 6% for the three months ended June 30, 1995 compared to the same period in 1994, but net operating income was flat for the six months ended June 30, 1995 compared to the same period in 1994. The General Partner believes that the Partnership's properties may have appreciated in value and may continue to do so. See the Partnership's Financial Statements and Management's

Discussion and Analysis of Financial Condition and Results of Operations of the Partnership included as Schedules F and 4, respectively, to this Offer to Purchase.

     2. Although there can be no assurance, based on environmental investigations of its properties currently being completed, the Partnership is not aware of any environmental contamination of its properties material to its overall business or financial condition.

     3. The Units are not liquid and, unlike the underlying properties of the Partnership, the Units cannot be readily used as collateral for a loan.

     4. Limited information on prices at which Units are transferred. The Company and Hughes believe that the Offer Price is more attractive than prices offered through secondary firms, particularly when related fees or commissions often paid are taken into account. See "Market Prices of Units."

     5. The Company and Hughes believe that the Offer Price should be attractive to them. In connection with the Offer, the General Partner performed an economic analysis of the Partnership by (i) applying to the Partnership's properties 1994 net operating income before depreciation expense, as adjusted for the projected increase in California property tax upon sale of the properties and a reduction of 2.3% of rental income for capital improvements, a capitalization rate of 10.75%, (ii) adding the Partnership's other net assets as of December 31, 1994, primarily cash and marketable securities, and (iii) deducting the Partnership's debt as of December 31, 1994, including a prepayment penalty of $1,697,000 ($48 per Unit in prepayment penalty). This amount was allocated between the Unitholders and the General Partner in accordance with the Partnership Agreement, I.E., 74.25% to the Unitholders and 25.75% to the General Partner. Based on this analysis, the General Partner arrived at an amount of $189 per Unit. The Company and Hughes believe that a purchase of the Units at this amount, or at the Offer Price of $267 per Unit, represents a good investment for the Company and Hughes.

     6. The price paid by the Company for certain Units acquired in 1993, 1994 and 1995.

     In evaluating these factors, the Company and Hughes did not quantify or otherwise attach particular weight to any of them in establishing the Offer Price. The General Partner has participated in the structuring of the Offer and has a conflict of interest with respect to its completion.

                                    THE OFFER

     TERMS OF THE OFFER. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms of any such extension or amendment), the Company and Hughes will accept for payment and pay for up to 4,450 Units validly tendered on or prior to the Expiration Date and not withdrawn in accordance with the Offer. The term "Expiration Date" shall mean 5:00 P.M., New York City time, on October 4, 1995, unless and until the Company and Hughes in its sole discretion shall have extended the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by the Company and Hughes, shall expire.

     The Offer Price is $267 per Unit.

     Of the Units validly tendered in the Offer, the Company would acquire approximately the first 3,000 Units (or such lesser number of Units as are validly tendered) and the balance, if any, would be acquired by Hughes.

     The Offer is conditioned on satisfaction of certain conditions as set forth herein. The Company and Hughes reserve the right (but shall not be obligated), in their sole discretion, to waive any or all of such conditions. If, by the Expiration Date, any or all of such conditions have not been satisfied or waived, the Company and Hughes reserve the right (but shall not be obligated) to
(i) decline to purchase any of the Units tendered and terminate the Offer, (ii) waive all the unsatisfied conditions and, subject to complying with applicable rules and regulations of the Commission, purchase all Units validly tendered,
(iii) extend the Offer and, subject to the right of Unitholders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

     The Partnership has provided to the Company and Hughes the list of Unitholders for the purpose of disseminating the Offer. Unitholders who tender their Units in the Offer will not receive any cash distributions payable after the Expiration Date.

     The Company beneficially owns 174, or approximately 2%, of the outstanding Units. Obren B. Gerich, Hugh W. Horne and Harvey Lenkin, executive officers of the Company, own four Units, ten Units and four Units, respectively. Mr. Lenkin has advised the Company that he intends to tender his Units in the Offer, and Messrs. Gerich and Horne have advised the Company that they do not intend to tender their Units.

     PRORATION; ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS. If the number of Units validly tendered prior to the Expiration Date and not withdrawn is not more than 4,450, the Company and Hughes, upon the terms and subject to the conditions of the Offer, will accept for payment all Units so tendered.

     If the number of Units validly tendered and not withdrawn prior to the Expiration Date is more than 4,450 Units, the Company and Hughes, upon the terms and subject to the conditions of the Offer, will accept for payment only 4,450 Units, with such Units purchased on a pro rata basis. If proration would result in a Unitholder owning less than five Units, the Company and Hughes will not accept any Units tendered by such Unitholder in the Offer because the Partnership Agreement does not allow a limited partner to own fewer than five Units.

     In the event that proration of tendered Units is required, the Company and Hughes will determine the final proration factor as promptly as practicable after the Expiration Date.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), the Company and Hughes will accept for payment, and will pay for, Units validly tendered and not withdrawn in accordance with the Offer, as promptly as practicable following the Expiration Date. In all cases, payment for Units purchased pursuant to the Offer will be made only after timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal.

     For purposes of the Offer, the Company and Hughes shall be deemed to have accepted for payment (and thereby purchased) tendered Units when, as and if the Company and Hughes give oral or written notice to the Depositary of their acceptance for payment of such Units pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Units purchased pursuant to the Offer will in all cases be made by deposit of the purchase price with the Depositary, which will act as agent for the tendering Unitholders for the purpose of receiving payment from the Company and Hughes and transmitting payment to tendering Unitholders. Under no circumstances will interest be paid on the purchase price by reason of any delay in making such payment.

     If any tendered Units are not accepted for payment pursuant to the terms and conditions of the Offer, the Letter of Transmittal with respect to such Units not purchased will be destroyed by the Depositary. If, for any reason whatsoever, acceptance for payment of, or payment for, any Units tendered pursuant to the Offer is delayed or the Company and Hughes are unable to accept for payment, purchase or pay for Units tendered pursuant to the Offer, then, without prejudice to the Company's and Hughes' rights under the Offer (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Depositary may, nevertheless, on behalf of the Company and Hughes, retain tendered Units, subject to any limitations of applicable law, and such Units may not be withdrawn except to the extent that the tendering Unitholders are entitled to withdrawal rights as described in the Offer.

     If, prior to the Expiration Date, the Company and Hughes shall increase the consideration offered to Unitholders pursuant to the Offer, such increased consideration shall be paid for all Units accepted for payment pursuant to the Offer, whether or not such Units were tendered prior to such increase.

     The Company and Hughes reserve the right to transfer or assign, at any time and from time to time, in whole or in part, to one or more affiliates, the right to purchase Units tendered pursuant to the Offer, but no such transfer or assignment will relieve the Company and Hughes of their obligations under the Offer or prejudice the rights of tendering Unitholders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

     PROCEDURES FOR TENDERING UNITS. For Units to be validly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal, and any other documents required by the Letter of Transmittal must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date.

     In order for a tendering Unitholder to participate in the Offer, Units must be validly tendered and not withdrawn prior to the Expiration Date, which is 5:00 P.M., New York City time, on October 4, 1995 (unless extended).

     The method of delivery of the Letter of Transmittal and all other required documents is at the option and risk of the tendering Unitholder, and delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     By executing a Letter of Transmittal as set forth above, a tendering Unitholder irrevocably appoints the designees of the Company and Hughes as such Unitholder's proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such Unitholder's rights with respect to the Units tendered by such Unitholder and accepted for payment by the Company and Hughes. Such appointment will be effective when, and only to the extent that, the Company and Hughes accept such Units for payment. Upon such acceptance for payment, (i) all prior proxies given by such Unitholder with respect to such Units will, without further action, be revoked, (ii) no subsequent proxies may be given (and if given will not be effective) and (iii) the designees of the Company and Hughes will, with respect to such Units, be empowered to exercise all voting and other rights of such Unitholder as they in their sole discretion may deem proper at any meeting of Unitholders, by written consent or otherwise. The Company and Hughes reserve the right to require that, in order for Units to be deemed validly tendered, immediately upon their acceptance for payment of such Units, the Company and Hughes must be able to exercise full voting and other rights as a record and beneficial owner with respect to such Units, including voting at any meeting of Unitholders or action by written consent.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Units pursuant to the procedures described above will be determined by the Company and Hughes, in their sole discretion, which determination shall be final and binding. The Company and Hughes reserve the absolute right to reject any or all tenders if not in proper form or if the acceptance of, or payment for, the Units tendered may, in the opinion of their counsel, be unlawful. The Company and Hughes also reserve the right to waive any defect or irregularity in any tender with respect to any particular Units of any particular Unitholder, and the Company's and Hughes' interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding. Neither the Company, Hughes, the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Units or will incur any liability for failure to give any such notification.

     A tender of Units pursuant to any of the procedures described above will constitute a binding agreement between the tendering Unitholder and the Company and Hughes upon the terms and subject to the conditions of the Offer, including the tendering Unitholder's representation and warranty that such Unitholder owns the Units being tendered.

     WITHDRAWAL RIGHTS. Except as otherwise provided in the Offer, all tenders of Units pursuant to the Offer are irrevocable, provided that Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment as provided in this Offer to Purchase, may also be withdrawn at any time after October 29, 1995.

     For withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn and must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed. The signature(s) on the notice of withdrawal must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program).

     If purchase of, or payment for, Units is delayed for any reason or if the Company and Hughes are unable to purchase or pay for Units for any reason, without prejudice to their rights under the Offer, tendered Units may be retained by the Depositary on behalf of the Company and Hughes and may not be withdrawn except to the extent that tendering Unitholders are entitled to withdrawal rights as set forth herein, subject to Rule 14e-1(c) under the Exchange Act, which provides that no person who makes a tender offer shall fail to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the tender offer.

     All questions as to the form and validity (including timeliness of receipt) of notices of withdrawal will be determined by the Company and Hughes, in their sole discretion, which determination shall be final and binding. Neither the Company, Hughes, the Depositary, nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

     Any Units properly withdrawn will be deemed not to be validly tendered for purposes of the Offer. Withdrawn Units may be re-tendered, however, by following any of the procedures described in the Offer at any time prior to the Expiration Date.

     EXTENSION OF TENDER PERIOD; TERMINATION AND AMENDMENT. The Company and Hughes expressly reserve the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Units by giving oral or written notice of such extension to the Depositary (during any such extension all Units previously tendered and not withdrawn will remain subject to the Offer), (ii) to terminate the Offer and not accept for payment any Units not theretofore accepted for payment or paid for, by giving oral or written notice of such termination to the Depositary, (iii) upon the occurrence of any of the conditions specified in the Offer, delay the acceptance for payment of, or payment for, any Units not theretofore accepted for payment or paid for, by giving oral or written notice of such termination or delay to the Depositary and (iv) to amend the Offer in any respect (including, without limitation, by increasing or decreasing the consideration offered or the number of Units being sought in the Offer or both) by giving oral or written notice of such amendment to the Depositary. Any extension, termination or amendment will be followed as promptly as practicable by public announcement, the announcement in the case of an extension to be issued no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled Expiration Date, in accordance with the public announcement requirement of Rule 14d-4(c) under the Exchange Act. Without limiting the manner in which the Company and Hughes may choose to make any public announcement, except as provided by applicable law (including Rule 14d-4(c) under the Exchange Act), the Company and Hughes will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service. The Company and Hughes may also be required by applicable law to disseminate to Unitholders certain information concerning the extensions of the Offer and any material changes in the terms of the Offer.

     If the Company and Hughes extend the Offer, or if (whether before or after its acceptance for payment of Units) they are delayed in their payment for Units or are unable to pay for Units pursuant to the Offer for any reason, then, without prejudice to their rights under the Offer, the Depositary may retain tendered Units on behalf of them, and such Units may not be withdrawn except to the extent tendering Unitholders are entitled to withdrawal rights as described in the Offer. However, the ability of the Company and Hughes to delay payment for Units that they have accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that they pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of the Offer.

     If the Company and Hughes make a material change in the terms of the Offer or the information concerning the Offer or waive a material condition of the Offer, they will extend the Offer to comply with the Commission's interpretations of Rules 14d-4(c) and 14d-6(d) under the Exchange Act. The minimum period during which an offer must remain open following a material change in the terms of the offer or information concerning the offer, other than a change in price, percentage of securities sought or the soliciting agent's fee, will depend upon the facts and circumstances, including the relative materiality of the change in the terms or information. (In the Commission's view, an offer should remain open for a minimum of five business days from the date such material change is first published, sent or given to security holders.) With respect to a change in price, percentage of securities sought or the soliciting agent's fee, however, a minimum 10 business day period is required to allow for adequate dissemination to security holders and for investor response.

     Following the termination of the Offer, the Company and Hughes may make an offer for Units not tendered in this Offer, which may be on terms similar or different from those described in the Offer, provided that they will not acquire more than an aggregate of 45% of the Units under the Offer and any other offer for Units made within 12 months of the Offer. There is no assurance that, following the Expiration Date, the Company and Hughes will make another offer for Units not tendered in the Offer.

     SOURCE OF FUNDS. The Company and Hughes expect that approximately $1,258,000 is necessary to consummate the Offer, including related fees and expenses, assuming all 4,450 Units are tendered and accepted for payment. These funds will be available from the Company's general corporate funds or funds borrowed under the Company's credit facility with Wells Fargo Bank, N.A. The credit facility provides for borrowings of $45,000,000 and is secured by marketable securities, general partner interests and stock of subsidiaries. At July 31, 1995, the Company had approximately $21,500,000 outstanding under this credit facility. This credit facility bears interest, at the Company's option, either at the prime rate plus 1/4% or LIBOR plus 2%. The Company intends to repay amounts borrowed under these facilities, including any amounts borrowed to acquire Units in the Offer, from the Company's cash flow. The Company would advance funds to Hughes to acquire Units in the Offer at the Company's cost of funds, and Hughes would repay the advances from his cash flow.

     CONDITIONS OF THE OFFER. The obligation of the Company and Hughes to complete the purchase of tendered Units is subject to each and all of the following conditions which, in their reasonable judgment with respect to each and every matter referred to below and regardless of the circumstances (including any action or inaction by them) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for purchase:

          (a) There shall not be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission (i) challenging the acquisition by the Company and Hughes of the Units, seeking to restrain or prohibit the making or consummation of the Offer, seeking to obtain any material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer, (ii) seeking to prohibit or restrict their ownership or operation of any material portion of their business or assets, or to compel them to dispose of or hold separate all or any material portion of their business or assets as a result of the Offer,
     (iii) seeking to make the purchase of, or payment for, some or all of the Units illegal, (iv) resulting in a delay in their ability to accept for payment or pay for some or all of the Units, (v) imposing material limitations on their ability effectively to acquire or hold or to exercise full rights of ownership of the Units, including, without limitation, the right to vote the Units purchased by them on all matters properly presented to limited partners of the Partnership, (vi) which, in their reasonable judgment, could materially and adversely affect the treatment of the Offer for federal income tax purposes, (vii) which otherwise is reasonably likely to materially adversely affect the Partnership or the value of the Units or
     (viii) which imposes any material condition unacceptable to them;

          (b) No statute, rule, regulation or order shall be enacted, promulgated, entered or deemed applicable to the Offer, no legislation shall be pending and no other action shall have been taken, proposed or threatened by any domestic government or governmental authority or by any court, domestic or foreign, which, in the reasonable judgment of the Company and Hughes, is likely, directly or indirectly, to result in any of the consequences referred to in paragraph (a) above;

          (c) There shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity materially affecting the United States, (iv) any limitation by any governmental authority or any other event which is reasonably likely to affect the extension of credit by banks or other lending institutions in the United States, (v) any material decline in security prices on the NYSE or (vi) in the case of any of the foregoing existing at the time of the Offer, any material worsening thereof; and

          (d) After the Offer, the Units shall be held of record by at least 350 persons.

     The foregoing conditions (other than the condition set forth in paragraph
(d)) are for the sole benefit of the Company and Hughes. The conditions (other than the condition set forth in paragraph (d)) may be waived by the Company and Hughes at any time and from time to time in their reasonable discretion. Any determination by the Company and Hughes will be final and binding on all parties. If any such conditions are waived, the Offer will remain open for a minimum of five business days from the date notice of such waiver is first published, sent or given to Unitholders.

     FEES AND EXPENSES. The Company and Hughes have retained The First National Bank of Boston to act as Depositary in connection with the Offer. The Company and Hughes will pay the Depositary reasonable and customary compensation for its services. The Company will indemnify the Depositary against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. The Company and Hughes will also pay all costs and expenses of printing and mailing the Offer.

     Assuming all 4,450 Units are tendered and accepted for payment, expenses of the Offer (exclusive of the purchase price of the Units) are estimated at $70,000, including: legal and accounting fees and expenses ($10,000), printing ($1,700), filing fees ($200), Depositary Agent fees and expenses ($3,800), Soliciting Agent fees and expenses ($49,000), distribution of Offer materials ($1,800) and miscellaneous ($3,500).

     SOLICITING AGENT. The Company and Hughes have retained The Weil Company, a registered broker dealer, to answer questions and solicit responses to this transaction and will pay The Weil Company 2% of the Offer Price for each Unit tendered and accepted by the Company and Hughes. In addition, The Weil Company will be reimbursed for certain out-of-pocket expenses up to a maximum of $25,000 and will be indemnified against certain liabilities, including liabilities under the federal securities laws. The Weil Company has acted in a similar capacity in connection with other tender and exchange offers by the Company and Hughes and in soliciting consents from the limited partners of other partnerships sponsored by the Company and Hughes and its affiliates.

     DISSENTERS' RIGHTS AND INVESTOR LISTS. Neither the Partnership Agreement nor California law provides any right for Unitholders to have their respective Units appraised or redeemed in connection with or as a result of the Offer.
Each Unitholder has the opportunity to make an individual decision on whether or not to tender in the Offer. Under the Partnership Agreement, any Unitholder is entitled (i) upon request, to obtain a list of the limited partners in the Partnership, at the expense of the Partnership and (ii) upon reasonable request, to inspect and copy, at his or her expense and during normal business hours, the books and records of the Partnership.

     FEDERAL INCOME TAX CONSEQUENCES. The tender of Units for cash will be treated for federal income tax purposes as a taxable sale of such tendered Units. The particular tax consequences of the tender for a Unitholder will depend upon a number of factors related to that Unitholder's tax situation, including the Unitholder's tax basis in his or her Units. THE GENERAL PARTNER ANTICIPATES THAT UNITHOLDERS WHO ACQUIRED THEIR UNITS IN THE ORIGINAL OFFERING AND WHO SELL THEIR UNITS IN THE OFFER WILL GENERALLY RECOGNIZE A CAPITAL GAIN OF APPROXIMATELY $518 PER UNIT AS A RESULT OF THE SALE (BASED ON THE GENERAL PARTNER'S ESTIMATE OF THE PARTNERSHIP'S 1995 INCOME AND ASSUMING A SALE EFFECTIVE AT THE BEGINNING OF THE FOURTH QUARTER OF 1995). The tax impact, however, could be quite different for Unitholders who acquired their Units after the original offering. To the extent a Unitholder recognizes a capital loss, such loss can be applied to offset capital gains from other sources. (Losses from a sale of less than all of the Units that a Unitholder is deemed to own may be subject to limitation under the passive loss rules.) In addition, individuals may use capital losses in excess of capital gains to offset up to $3,000 of ordinary income in any single year ($1,500 for a married individual filing a separate return). Any capital losses that are not used currently can be carried forward and used in subsequent years. A corporation's capital losses in excess of current capital gains generally may be carried back three years, with any remaining unused portion available to be carried forward for five years. BECAUSE THE INCOME TAX CONSEQUENCES OF A TENDER OF UNITS WILL NOT BE THE SAME FOR ALL UNITHOLDERS, UNITHOLDERS CONSIDERING TENDERING THEIR UNITS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

     MISCELLANEOUS. THE OFFER IS BEING MADE TO ALL UNITHOLDERS, PROVIDED, HOWEVER, THAT THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) UNITHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE

THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE COMPANY IS NOT AWARE OF ANY JURISDICTION WITHIN THE UNITED STATES IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD BE ILLEGAL. HOWEVER, IF ANY SUCH JURISDICTION EXISTS, THE GENERAL PARTNER MAY IN ITS DISCRETION TAKE SUCH ACTIONS AS IT DEEMS NECESSARY TO MAKE THE OFFER IN SUCH JURISDICTION.

                  EFFECTS OF OFFER ON NON-TENDERING UNITHOLDERS

     INFLUENCE ON THE PARTNERSHIP. After the Offer, the Company and Hughes could be in a position, through their substantial ownership of Units, to direct the vote of the limited partners. See "Special Considerations -- Influence on all Partnership Voting Decisions by the Company and Hughes."

     EFFECT ON TRADING MARKET. There is no established public trading market for the Units, and, therefore, a reduction in the number of Unitholders should not materially further restrict the Unitholders' ability to find purchasers for their Units. See "Market Prices of Units" for certain limited information regarding secondary sales of the Units.

     PARTNERSHIP STATUS. The General Partner believes the purchase of Units by the Company and Hughes, as proposed, should not adversely affect the issue of whether the Partnership is classified as a partnership for federal income tax purposes.

     PARTNERSHIP BUSINESS. The Offer will not materially affect the operation of the properties owned by the Partnership since the properties will continue to be operated by an affiliate of the General Partner.

     Although after the Offer the Company and Hughes or their affiliates may acquire additional Units thereby increasing an ownership position in the Partnership, they have no present plans or intentions with respect to the Partnership for a liquidation, a merger, a sale or purchase of material assets or borrowings (other than a possible restructure of the existing property debt). No Partnership assets have been identified for sale. The Company has entered into a merger agreement with an affiliate, Storage Equities, Inc. ("SEI"), a REIT whose securities are listed on the New York Stock Exchange. Upon completion of the merger, which is scheduled to occur at the end of 1995, SEI would replace the Company as the sole general partner of the Partnership and would acquire the Units tendered in the Offer and purchased by the Company. SEI would also have an option to acquire Units purchased by Hughes. In the merger, the Units could be valued at an amount higher than the Offer Price. The merger is subject to significant contingencies and there is no assurance that it will be completed. At June 30, 1995, SEI has total assets, total debt and total shareholders' equity of approximately $1,116,857,000, $58,497,000 and $892,664,000, respectively.

                             MARKET PRICES OF UNITS

     GENERAL. The Units are not listed on any national securities exchange or quoted in the over the counter market, and there is no established public trading market for the Units. Secondary sales activity for the Units has been limited and sporadic. The General Partner monitors transfers of the Units (i) because the admission of the transferee as a substitute limited partner requires the consent of the General Partner under the Partnership Agreement,
(ii) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes and (iii) because the Company has purchased Units. However, the General Partner does not have information regarding the prices at which all secondary sales transactions in the Units have been effectuated. Various organizations offer to purchase and sell limited partnership interests (such as the Units) in secondary sales transactions. Various publications such as The Stanger Report summarize and report information (on a monthly, bimonthly or less frequent basis) regarding secondary sales transactions in limited partnership interests (including the Units), including the prices at which such secondary sales transactions are effectuated.

     The General Partner estimates, based solely on the transfer records of the Partnership and the Partnership's transfer agent, that the number of Units transferred in sales transactions (I.E., excluding transactions believed to be between related parties, family members or the same beneficial owner) was as follows:

                 Number of Total      Percentage of         Number of
Year          Units Transferred(1)  Units Outstanding      Transactions(1)
- ----          --------------------  -----------------      ---------------
1993                    358 (2)           3.62%                  19 (2)
1994                    242 (3)           2.45%                  19 (3)
1995 (through July 1)   116 (4)(5)        1.17%                  11 (4)(5)
_______________

(1) Transfers are recorded quarterly on the Partnership's records, as of the first day following each calendar quarter.

(2) In 1993, the Company purchased 47 Units in 6 transactions: 27 Units at $276 per Unit (July 1) and 20 Units at $276 per Unit (October 1).

(3) In 1994, the Company purchased 60 Units in six transactions: 4 Units at $276 per Unit (April 1), 16 Units at $80 per Unit (April 1), 14 Units at $276 per Unit (July 1) and 26 Units at $276 per Unit (October 1).

(4) On January 1, 1995, the Company purchased 45 Units in three transactions at $276 per Unit.

(5) On April 1, 1995, the Company purchased 22 Units in two transactions: 12 Units at $200 per Unit and 10 Units at $173 per Unit.

     All of the purchases of Units described in notes (2), (3), (4) and (5) above were acquired directly from Unitholders or through secondary firms of the type described below under "Information From The Stanger Report Regarding Sales Transactions."

     INFORMATION FROM THE STANGER REPORT REGARDING SALES TRANSACTIONS. The information set forth below is extracted from sections of the June 1993, September 1993, December 1993, March 1994, June 1994, September 1994, December 1994, March 1995 and June 1995 issues of The Stanger Report captioned "Limited Partnership Secondary-Market Prices" and additional information provided to the General Partners by Robert A. Stanger & Co., Inc. ("Stanger"). Those publications (the "Stanger Publications") and the additional information provided by Stanger summarized secondary market prices for public limited partnerships based on actual transactions during the reporting periods listed on the tables below. The following secondary-market firms provided high and low price data to The Stanger Report for some or all of the reporting periods: 2nd Market Capital Service - (800) 999-7793/(608) 833-7793, American Partnership Services - (800) 736-9797/(801) 756-1166, Bigelow Management, Inc. - (800)
431-7811/(212) 697-5880, Chicago Partnership Board - (800) 272-6273/(312)
332-4100, Cuyler & Associates - (800) 274-9991/(602) 596-0120, DCC Securities
Corp. - (800) 945-0440/(212) 370-1090, Empire Securities - (805) 943-0950,
EquityLine Properties - (800) 327-9990/(305) 670-9700, Equity Resources Group -
(617) 876-4800, Frain Asset Management - (800) 654-6110, Joseph Charles & Assoc., Inc. - (800) 526-1763, Liquidity Fund - (800) 833-3360, MacKenzie-
Patterson, Inc. - (800) 854-8357/(510) 631-9100, Murillo Company - (800)
275-9626/(805) 327-9626, Nationwide Partnership Marketplace - (800) 969-8996/(415) 382-3555, New York Partnership Exchange - (800) 444-7357/(813)
955-8816, Pacific Partnership Group - (800) 727-7244/(602) 957-3050, Partnership
Exchange Securities Company - (800) 736-9797/(510) 763-5555, Raymond James & Associates - (800) 248-8863, Secondary Income Funds - (708) 325-4445, Securities Planners, Inc. - (800) 747-0088 and Sunpoint Securities, Inc. - (800) 483-0776/(813) 588-0776. IN EVALUATING WHETHER OR NOT TO TENDER THEIR UNITS IN THE OFFER, UNITHOLDERS MAY WISH TO CONTACT THESE FIRMS OR OTHER FIRMS INVOLVED IN SECONDARY SALES OF INTERESTS IN LIMITED PARTNERSHIPS.

     The information regarding sale transactions in Units from the Stanger Publications and Stanger is as follows:

                                           Per Unit Transaction Price(1)
                                           -----------------------------           No. of
Reporting period                                   High            Low            Units(2)
- ----------------                                   ----            ---            --------
1993
January 1 - March 31                                 --             --                  --
April 1 - June 30                                    --             --                  --
July 1 - September 30                                --             --                  --
October 1 - December 31                              --             --                  --

1994
January 1 - March 31                                 --             --                  --
April 1 - June 30                               $ 80.00        $ 64.38                  16
July 1 - September 30                            223.81         211.00                 282
October 1 - October 31(3)                            --             --                  --
October 31 - December 31                             --             --                  --

1995
January 1 - March 31                             150.00         150.00                  10
April 1 - April 30(3)                            150.00         120.00                  28
May 1 - May 31(3)                                130.00         130.00                   8
June 1 - June 30(3)                                  --             --                  --

_________________

(1) The original purchase price was $500 per Unit.The General Partner does not know whether the transaction prices shown are before or after commissions.

(2) The General Partner does not know the number of transactions.

(3) Based on information provided by Stanger.

    The information from The Stanger Report contained above is provided without verification by the General Partner and is subject to the following qualifications in The Stanger Report: "Limited partnerships are designed as illiquid, long-term investments. Secondary-market prices generally do not reflect the current value of partnership assets, nor are they indicative of total return since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Transaction prices are not verified by Robert A. Stanger & Co."

    INFORMATION FROM THE CHICAGO PARTNERSHIP BOARD REGARDING SALES TRANSACTIONS. According to the Chicago Partnership Board, Inc. ("CPB"), an auctioneer for limited partnership interests, the amounts paid by buyers for Units in transactions executed by CPB was $173 per Unit during the period August 17, 1994 to August 17, 1995.

    According to CPB, all prices are amounts paid by buyers and, due to transaction costs, such mark-ups and general partner imposed transfer fees, sellers typically receive a lesser amount.

    No assurances can be given that the above prices represent the true value of Units.

                          CERTAIN RELATED TRANSACTIONS

    GENERAL PARTNER INTEREST. The Company is the sole General Partner of the Partnership. The Company receives incentive distributions equal to 25% of the Partnership's cash available for distribution (operating cash flow, plus net proceeds from sale or financing of property). The General Partner also has a 1% interest in the Partnership in respect of their capital contributions and participate in Partnership distributions in proportion to their interest in the Partnership.

    PROPERTY MANAGEMENT. The Partnership's properties are operated by PSMI pursuant to a management agreement under which they receive 6% of gross revenues from operations of the mini-warehouses properties. In 1992, 1993 and 1994, PSMI received $132,000, $132,000 and $131,000, respectively, from the Partnership.

    LIMITED PARTNER INTERESTS. Of the 9,890 outstanding Units, 174 (approximately 2%) are beneficially owned by the Company. Substantially all of these Units have been acquired since July 1, 1993 for an aggregate purchase price of $43,000 in cash. These Units were acquired directly from Unitholders or through secondary firms of the type described above under "Market Prices of Units -- Information From The Stanger Report Regarding Sales Transactions." The Company participates in Partnership distributions on the same terms as other Unitholders in respect of Units owned by the Company. See "Background and Purpose of the Offer -- Relationships."

    No person has been authorized to give any information or to make any representation on behalf of the Company not contained herein or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                    PUBLIC STORAGE, INC.
                                    600 North Brand Boulevard, Suite 300
                                    Glendale, California 91203-1241



                                    By: /s/ Harvey Lenkin
                                        -----------------------------------
                                        Harvey Lenkin
                                        Vice President

August 30, 1995

                                   SCHEDULE 1

                            PARTNERSHIP DISTRIBUTIONS


    PARTNERSHIP DISTRIBUTIONS. There have been no Partnership distributions since 1991. Since inception, Unitholders have received an aggregate of approximately $954 per Unit from operating cash flow and $894 per Unit from financing proceeds.

                                       1-1

                                   SCHEDULE 2

                              PROPERTY INFORMATION

  The following table sets forth information as of December 31, 1994, about properties owned by the Partnership.

                                        Net            Number
                      Size of         Rentable           of            Completion
 Location             Parcel            Area           Spaces             Date
- ----------           --------         --------        --------       ------------
CALIFORNIA
Eagle Rock         3.65 acres     70,000 sq. ft.       687            April 1978

Long Beach         3.32 acres     70,000 sq. ft.       702            December 1977

Los Angeles        3.14 acres     59,000 sq. ft.       569            May 1978

San Dimas          2.93 acres     54,000 sq. ft.       547            December 1977

     All of the land on which the Partnership's facilities were built was acquired prior to the time that it was customary to conduct extensive environmental investigations in connection with the property acquisitions. Although there can be no assurance, the Partnership is not aware of any environmental contamination of its facilities material to its overall business or financial condition.

     The properties are held subject to encumbrances which are described in
Note 7 of the Notes to the Financial Statements included in Schedule 3 to this Offer to Purchase.

     The weighted average occupancy level for the mini-warehouse spaces was 80% in 1994 compared to 86% in 1993 and 82% for the first six months of 1995 compared to 80% for the same period in 1994. The monthly realized rent per square foot for the mini-warehouse spaces averaged $.72 in both 1994 and 1993 and $.87 for the first six months of 1995 compared to $.90 for the same period in 1994.


                                       2-1

                                   SCHEDULE 3

                        PARTNERSHIP FINANCIAL STATEMENTS


                                                                       Page
                                                                    References
                                                                    ----------
Report of Independent Auditors . . . . . . . . . . . . . . . . .        F-1


Balance Sheets at December 31, 1994 and 1993 . . . . . . . . . .        F-2

For the years ended December 31, 1994, 1993 and 1992:

        Statements of income . . . . . . . . . . . . . . . . . .        F-3

        Statements of partners' deficit. . . . . . . . . . . . .        F-4

        Statements of cash flows . . . . . . . . . . . . . . . .     F-5 - F-6

Notes to financial statements. . . . . . . . . . . . . . . . . .    F-7 - F-10

Condensed balance sheets at June 30, 1995 and
      December 31, 1994  . . . . . . . . . . . . . . . . . . . .       F-11

Condensed statements of operations for three months ended
      June 30, 1995 and 1994 . . . . . . . . . . . . . . . . . .       F-12

Condensed statement of partners' deficit for three months ended
      June 30, 1995. . . . . . . . . . . . . . . . . . . . . . .       F-13

Condensed statements of cash flows for three months ended
      June 30, 1995 and 1994 . . . . . . . . . . . . . . . . . .       F-14

Notes to financial statements. . . . . . . . . . . . . . . . . .       F-15

                                        F

                         REPORT OF INDEPENDENT AUDITORS



The Partners

Public Storage Partners II, Ltd.



We have audited the accompanying balance sheets of Public Storage Partners II, Ltd. as of December 31, 1994 and 1993, and the related statements of income, partners' deficit and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Partners II, Ltd. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2, effective January 1, 1994, the Partnership adopted the provisions of FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities."




                                               ERNST & YOUNG LLP


February 28, 1995
Los Angeles, California

                        PUBLIC STORAGE PARTNERS II, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1993


                                                       1994                       1993
                                              --------------------       ---------------------

                                      ASSETS

Cash and cash equivalents                         $       159,000             $       90,000

Marketable securities (Note 2)                             72,000                           -

Rent and other receivables                                 32,000                      26,000

Real estate facilities, at cost:
   Buildings, land improvements, and equipment          3,194,000                   3,149,000
   Land                                                 1,267,000                   1,267,000
                                              --------------------      ----------------------
                                                        4,461,000                   4,416,000

   Less:  accumulated depreciation                     (2,117,000)                 (1,978,000)
                                              --------------------       ---------------------
                                                        2,344,000                   2,438,000

Other assets                                              206,000                     252,000
                                              --------------------       ---------------------

                                                  $     2,813,000             $     2,806,000
                                              --------------------       ---------------------
                                              --------------------       ---------------------


                       LIABILITIES AND PARTNERS' DEFICIT


Accounts payable                                  $        10,000             $         9,000

Deferred revenue                                           74,000                      74,000


Notes payable (including $850,000 due to
   an affiliate at December 31, 1993)                   9,384,000                   9,815,000

Partners' deficit:
   Limited partners' deficit, $500 per
      unit, 10,000 units authorized, 9,890
      issued and outstanding                           (4,939,000)                 (5,260,000)
   General partner's deficit                           (1,720,000)                 (1,832,000)
   Unrealized gain on marketable
      securities (Note 2)                                   4,000                           -
                                              --------------------       ---------------------
         Total partners' deficit                       (6,655,000)                 (7,092,000)
                                              --------------------       ---------------------
                                                  $     2,813,000             $     2,806,000
                                              --------------------       ---------------------
                                              --------------------       ---------------------


                             See Accompanying Notes.

                        PUBLIC STORAGE PARTNERS II, LTD.

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992



                                                              1994                         1993                      1992
                                                       -------------------         --------------------       -------------------
REVENUE:

Rental income                                               $   2,182,000               $    2,192,000             $   2,205,000

Gain on sale of marketable
   securities                                                           -                      312,000                         -

Other income                                                        5,000                       28,000                    60,000
                                                       -------------------         --------------------       -------------------

                                                                2,187,000                    2,532,000                 2,265,000
                                                       -------------------         --------------------       -------------------

COSTS AND EXPENSES:

Cost of operations                                                423,000                      434,000                   427,000

Management fees                                                   131,000                      132,000                   132,000

Depreciation and amortization                                     139,000                      139,000                   136,000


Administrative                                                     35,000                       40,000                    39,000

Interest expense                                                1,026,000                    1,199,000                 1,184,000
                                                       -------------------         --------------------       -------------------

                                                                1,754,000                    1,944,000                 1,918,000
                                                       -------------------         --------------------       -------------------

NET INCOME                                                  $     433,000               $      588,000                  $347,000
                                                       -------------------         --------------------       -------------------
                                                       -------------------         --------------------       -------------------

Limited partners' share of net income
   ($43.28 per unit in 1994, $58.85 per unit
   in 1993, and $34.68 per unit in 1992)                    $     428,000               $      582,000             $     343,000


General partner's share of net income                               5,000                        6,000                     4,000
                                                       -------------------          --------------------      -------------------

                                                            $     433,000               $      588,000             $     347,000
                                                       -------------------         --------------------       -------------------
                                                       -------------------         --------------------       -------------------

                             See Accompanying Notes.

                        PUBLIC STORAGE PARTNERS II, LTD.

                         STATEMENT OF PARTNERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992


                                                                                              Unrealized
                                                                                               Gain on
                                           Limited                  General                   Marketable              Equity
                                           Partners                 Partners                  Securities              Total
                                    --------------------     --------------------     --------------------   --------------------
Balance at December 31, 1991            $    (5,954,000)         $    (2,073,000)          $            -       $     (8,027,000)

Net income                                      343,000                    4,000                        -                347,000

Equity transfer                                 (86,000)                  86,000                        -                      -

                                    --------------------     --------------------     --------------------   --------------------

Balance at December 31, 1992                 (5,697,000)              (1,983,000)                       -             (7,680,000)

Net income                                      582,000                    6,000                        -                588,000

Equity transfer                                (145,000)                 145,000                        -                      -

                                    --------------------     --------------------     --------------------   --------------------

Balance at December 31, 1993                 (5,260,000)              (1,832,000)                       -             (7,092,000)

Unrealized gain on marketable
   securities (Note 2)                                -                        -                    4,000                  4,000

Net income                                      428,000                    5,000                        -                433,000

Equity transfer                                (107,000)                 107,000                        -                      -

                                    --------------------     --------------------     --------------------   --------------------

Balance at December 31, 1994            $    (4,939,000)         $    (1,720,000)          $        4,000       $     (6,655,000)
                                    --------------------     --------------------     --------------------   --------------------
                                    --------------------     --------------------     --------------------   --------------------

                             See Accompanying Notes.
                                       F-4

                        PUBLIC STORAGE PARTNERS II, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992

                                                                     1994                     1993                   1992
                                                            -------------------       ------------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                                     $     433,000            $     588,000          $     347,000

  Adjustments to reconcile net income to net cash provided by operating activities:

     Depreciation and amortization                                     139,000                  139,000                 136,000
     Gain on sale of marketable securities                                   -                 (312,000)                      -
     Decrease in prepaid loan fees                                      47,000                   70,000                       -
     (Increase) decrease in rent and other receivables                  (6,000)                  93,000                 (90,000)
     (Increase) decrease in other assets                                (1,000)                  13,000                 (94,000)
     Increase (decrease) in accounts payable                             1,000                   (8,000)                  3,000
     (Decrease) increase in deferred revenue                                 -                  (26,000)                 22,000
                                                            -------------------       ------------------      ------------------

        Total adjustments                                              180,000                  (31,000)                (23,000)
                                                            -------------------       ------------------      ------------------

           Net cash provided by operating activities                   613,000                  557,000                 324,000
                                                            -------------------       ------------------      ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Proceeds from the sale (purchase cost) of
        marketable securities                                          (68,000)                 828,000                (414,000)
     Additions to real estate facilities                               (45,000)                 (45,000)                (22,000)
                                                            -------------------       ------------------      ------------------
           Net cash (used in) provided by
              investing activities                                    (113,000)                 783,000                (436,000)
                                                            -------------------       ------------------      ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from note payable to bank                                850,000                        -                       -
     Proceeds from note payable to affiliate                                 -                  950,000                       -
     Increase in prepaid financing fees                                      -                 (152,000)                      -
     Principal payments on note payable to affiliate                  (850,000)                (100,000)                      -
     Principal payments on mortgage notes payable                     (431,000)              (2,223,000)               (185,000)
                                                            -------------------       ------------------      ------------------

           Net cash used in financing activities                      (431,000)              (1,525,000)               (185,000)
                                                            -------------------       ------------------      ------------------

Net increase (decrease) in cash and cash equivalents                    69,000                 (185,000)               (297,000)


Cash and cash equivalents at the beginning of the year                  90,000                  275,000                 572,000
                                                            -------------------       ------------------      ------------------

Cash and cash equivalents at the end of the year                 $     159,000            $      90,000          $      275,000
                                                            -------------------       ------------------      ------------------
                                                            -------------------       ------------------      ------------------

                            See Accompanying Notes.
                                     F-5

                        PUBLIC STORAGE PARTNERS II, LTD.
                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
                                  (CONTINUED)

                                                                     1994                     1993                   1992
                                                            -------------------       ------------------      ------------------
Supplemental schedule of non-cash
   investing and financing activities:

      Increase in fair value of marketable securities            $      (4,000)           $           -          $            -

      Unrealized gain on marketable securities                           4,000                        -                       -



                             See Accompanying Notes.
                                       F-6

                        PUBLIC STORAGE PARTNERS II, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994

1.   DESCRIPTION OF PARTNERSHIP

          Public Storage Partners II, Ltd. (the "Partnership") was formed with the proceeds of a California intrastate public offering. Public Storage, Inc. ("PSI"), a California corporation, which is a wholly-owned subsidiary of PSI Holdings, Inc. ("PSIH"), a California corporation, organized the Partnership and is the sole general partner.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PARTNERSHIP MATTERS

     REAL ESTATE FACILITIES:
          Cost of land includes appraisal fees and legal fees related to acquisition and closing costs. Buildings, land improvements, and equipment reflect costs incurred through December 31, 1994 and 1993 to develop mini-warehouse facilities, which provide self-service storage spaces for lease, usually on a month-to-month basis, to the general public. The buildings and equipment are depreciated on the straight-line basis over estimated useful lives of 25 and 5 years, respectively.

     ALLOCATION OF NET INCOME:
          The general partner's share of net income consists of amounts attributable to its capital contribution and an additional percentage of cash flow (as defined) which relates to the general partner's share of cash distributions as set forth in the Partnership Agreement (Note 4). All remaining net income is allocated to the limited partners.

          Per unit data is based on the weighted average number of the limited partnership units (9,890) outstanding during the period.

     CASH AND CASH EQUIVALENTS:
          For financial statement purposes, the Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     MARKETABLE SECURITIES:
          Marketable securities at December 31, 1994 consist of 5,000 common shares of Storage Equities, Inc. ("SEI"), a publicly traded real estate investment trust, whose investment advisor is an affiliate of PSI. Effective January 1, 1994, the Partnership adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," whereby the Partnership has designated its portfolio of marketable equity securities as being available for sale. Accordingly, at December 31, 1994, the Partnership has recorded the marketable securities at fair value, based upon the closing quoted price of the securities at December 31, 1994, and a corresponding unrealized gain totaling $4,000 as a credit to Partnership equity.

     OTHER ASSETS:
          Other assets consist primarily of deferred financing costs of $182,000 ($230,000 at December 31, 1993). Such balance is being amortized as interest expense on a straight-line basis over the term of the loan.

     RECLASSIFICATIONS:
          Certain prior year amounts have been reclassified to conform with the 1994 classifications.

3.   CASH DISTRIBUTIONS

          The Partnership Agreement requires that cash available for distribution (cash flow from all sources less cash necessary for any obligations or capital improvement needs) be distributed at least quarterly. Cash distributions have been suspended since the fourth quarter of 1990 in order to build cash reserves for future debt service payments.

4.   PARTNERS' EQUITY

          The general partner has a 1.1% interest in the Partnership. In addition, the general partner has an 8% interest in all cash distributions until the limited partners recover all of their initial investment. Thereafter, the general partner has a 25% interest in all cash distributions. In 1984, the limited partners recovered all of their initial investment. All subsequent cash distributions are being made 25.83% (including the 1.1% interest) to the general partner and 74.17% to the limited partners. Transfers of equity are made periodically to conform the partners' equity accounts to the provisions of the Partnership Agreement. These transfers have no effect on the results of operations or distributions to partners.

          Concurrent with the financing of the Partnership's properties in 1986 (Note 7), the Partnership made a special distribution totaling $11,920,000 to the partners. This special distribution had no effect on the Partnership's taxable income; however, it resulted in a deficit in the limited and general partners' equity accounts.

5.   RELATED PARTY TRANSACTIONS

          The Partnership has an agreement with Public Storage Management, Inc. ("PSMI"), a subsidiary of PSI, to operate the day-to-day operations of completed mini-warehouse facilities for a fee equal to 6% of the facilities' gross revenue (as defined).

          On September 1, 1993, the Partnership borrowed $950,000 from PSI. The related unsecured promissory note bore interest at a rate of 10%, with interest only payments due monthly. Principal payments of $100,000 were made in 1993, and the remaining principal balance was due August 31, 1994. In addition, on September 1, 1993, the Partnership sold its marketable securities to PSI for cash totaling $828,000 (based on the then market value of such securities) resulting in a gain of $312,000. The proceeds from the borrowings and sale of securities were used to repay principal on the Partnership's mortgage debt.

          In March 1994, the unsecured promissory note due to PSI was repaid in full with proceeds obtained from a term loan with Wells Fargo Bank. (See
     Note 7)

6.   TAXES BASED ON INCOME

          Taxes based on income are the responsibility of the individual partners, and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes. The following is a reconciliation of net income to taxable net income:

                                                     1994            1993          1992
                                                  ----------      ----------    ----------
     Net income                                   $  433,000      $  588,000    $  347,000
     Book depreciation and amortization
       in excess of tax                               14,000          15,000        13,000
     Book rental income (in excess of)
       less than tax                                  (1,000)        (26,000)       22,000
                                                  ----------      ----------    ----------
     Taxable net income                           $  446,000      $  577,000    $  382,000
                                                  ----------      ----------    ----------
                                                  ----------      ----------    ----------

7.   NOTES PAYABLE
          Notes payable at December 31, 1994 and 1993 consist of the following:

                                                      1994             1993
                                                  ------------     ------------
     10.3152% (9% after November 1, 1996)
       mortgage note payable to an insurance
       company, with principal and interest
       payable monthly; remaining principal
       due November 2002                          $  8,676,000     $  8,965,000

     Prime plus 1.00% mortgage note
       payable to a bank, with principal and
       interest payable monthly; remaining
       principal due April 1998.                       708,000              -

     10% unsecured note payable to PSI,
       with interest only payable monthly;
       principal due August 1994                         -              850,000
                                                  ------------     ------------

                                                  $  9,384,000     $  9,815,000
                                                  ------------     ------------
                                                  ------------     ------------

     During 1986, the Partnership financed all of its properties with a $12,075,000, ten year nonrecourse note secured by the Partnership's properties. In September 1993, the General Partner and the lender agreed to modified terms of the mortgage note payable, which the General Partner believed to be favorable to the Partnership. Under the modified terms (i) the interest rate was reduced from 10.3152% to 9.00% (effective November 1, 1996), (ii) the maturity date was extended from November 1, 1996 to November 1, 2002, and (iii) the monthly debt service payments (principal and interest) were reduced from $112,400 to $100,000 based on a 25 year amortization period.

     To obtain the mortgage note modifications, the Partnership was required to make an initial prepayment of principal totaling $2,000,000. In order to make such prepayment, the Partnership used funds from cash reserves, the proceeds from the sale of the marketable equity securities, and the proceeds from a $950,000 loan from PSI. The related unsecured promissory note bore interest at a rate of 10% (which is less than the interest rate on the pre-modified mortgage note), with interest only payments due monthly. Principal payments of $100,000 were made in 1993, and the remaining principal balance was repaid with proceeds obtained from a term loan with Wells Fargo Bank in March 1994.

     On March 17, 1994, the Partnership obtained an $850,000 term loan from Wells Fargo Bank. The loan, which matures on April 1, 1998, bears interest at the bank's prime rate plus 1% (payable monthly), and requires monthly principal payments totaling $17,708. Proceeds from the loan were used to repay the 10% unsecured promissory note due to PSI. The terms of the Wells Fargo Bank loan require compliance by the Partnership with certain financial covenants, including the maintenance of a debt coverage ratio, as defined. As of December 31, 1994, the Partnership was in compliance with all financial covenant requirements.

     The Partnership believes that it is not practical to estimate the fair value of its long-term fixed rate debt at December 31, 1994 because there is no public market for such debt, and although interest rates at December 31, 1994 are lower than when such debt was incurred, the Partnership does not believe it could obtain financing currently on such favorable terms. This is in part due to the reduced sources of real estate financing resulting from a variety of factors, including the present condition of financial institutions.

          The principal repayment schedule of the above notes payable as of December 31, 1994 is as follows:

               1995                                $   532,000
               1996                                    584,000
               1997                                    715,000
               1998                                    620,000
               1999                                    600,000
               Thereafter                            6,333,000
                                                   -----------

                                                   $ 9,384,000
                                                   -----------
                                                   -----------


     Interest paid on the notes payable was $977,000, $1,107,000 and $1,165,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

                        PUBLIC STORAGE PARTNERS II, LTD.
                            CONDENSED BALANCE SHEETS

                                   (UNAUDITED)

                                                    JUNE 30,       DECEMBER 31,
                                                      1995             1994
                                                  -----------      -----------
                                     ASSETS
Cash and cash equivalents                         $   195,000    $   159,000
Marketable securities of affiliate
   at market value (cost of $68,000)                   82,000         72,000
Rent and other receivables                             38,000         32,000


Real estate facilities at cost:
     Building, land improvements and equipment      3,197,000      3,194,000
     Land                                           1,267,000      1,267,000
                                                  -----------    -----------
                                                    4,464,000      4,461,000

     Less accumulated depreciation                 (2,189,000)    (2,117,000)
                                                  -----------    -----------
                                                    2,275,000      2,344,000
                                                  -----------    -----------

Other assets                                          202,000        206,000
                                                  -----------    -----------

          Total assets                            $ 2,792,000    $ 2,813,000
                                                  -----------    -----------
                                                  -----------    -----------

                        LIABILITIES AND PARTNERS' DEFICIT

Accounts payable                                  $     1,000    $    10,000
Deferred revenue                                       77,000         74,000
Notes payable                                       9,122,000      9,384,000

Partners' deficit:
     Limited partners' deficit, $500 per
          unit, 10,000 units authorized, 9,890
          issued and outstanding                   (4,753,000)    (4,939,000)
     General partners' deficit                     (1,669,000)    (1,720,000)
     Unrealized gain on marketable
          securities                                   14,000          4,000
                                                  -----------    -----------

     Total partners' deficit                       (6,408,000)    (6,655,000)
                                                  -----------    -----------
     Total  liabilities and partners' deficit     $ 2,792,000    $ 2,813,000
                                                  -----------    -----------
                                                  -----------    -----------


                             See Accompanying Notes.
                                      F-11

                        PUBLIC STORAGE PARTNERS II, LTD.
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                        -------------------------     --------------------------
                                             1995        1994              1995        1994
                                         ----------- -----------      -----------   ------------
REVENUE:

Rental income                            $  558,000  $  541,000       $ 1,088,000   $ 1,091,000
Dividends and other income
   (including dividends from marketable
    securities of affiliate)                  2,000         -               5,000           -
                                         ----------  ----------       -----------   -----------
                                            560,000     541,000         1,093,000     1,091,000
                                         ----------  ----------       -----------   -----------
COSTS AND EXPENSES:

Costs of  operations                         97,000     108,000           208,000       205,000
Management fees paid to affiliate            34,000      32,000            66,000        65,000
Depreciation and amortization                36,000      33,000            72,000        67,000
Administrative                                9,000       7,000            28,000        19,000
Interest expense                            239,000     257,000           482,000       526,000
                                         ----------  ----------       -----------   -----------
                                            415,000     437,000           856,000       882,000
                                         ----------  ----------       -----------   -----------

NET INCOME                               $  145,000  $  104,000       $   237,000   $   209,000
                                         ----------  ----------       -----------   -----------
                                         ----------  ----------       -----------   -----------

Limited partners' share of net income
($23.76 per unit in 1995 and
 $20.93 per unit in 1994)                                             $   235,000   $   207,000

General partner's share of net income                                       2,000         2,000
                                                                      -----------   -----------
                                                                      $   237,000   $   209,000
                                                                      -----------   -----------
                                                                      -----------   -----------


                             See Accompanying Notes.
                                      F-12

                        PUBLIC STORAGE PARTNERS II, LTD.
                    CONDENSED STATEMENT OF PARTNERS' DEFICIT
                                   (UNAUDITED)



                                                                                UNREALIZED
                                                                                 GAIN ON           TOTAL
                                           LIMITED             GENERAL          MARKETABLE        PARTNERS'
                                           PARTNERS            PARTNERS         SECURITIES        DEFICIT
                                           --------            --------         ----------       ---------

Balance at December 31, 1994              $(4,939,000)       $(1,720,000)         $4,000         $(6,655,000)

Unrealized gain on marketable
   Securities                                   -                  -              10,000              10,000

Net income                                    235,000              2,000            -                237,000

Equity transfer                               (49,000)            49,000            -                   -
                                          -----------        -----------     -----------         -----------

Balance at June 30, 1995                  $(4,753,000)       $(1,669,000)    $    14,000         $(6,408,000)
                                          -----------        -----------     -----------         -----------
                                          -----------        -----------     -----------         -----------


                             See Accompanying Notes.
                                      F-13

                        PUBLIC STORAGE PARTNERS II, LTD.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                      SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                                                ---------------------------
                                                                                   1995             1994
                                                                                ----------       ----------
Cash flows from operating activities:

     Net income                                                                 $  237,000       $  209,000

     Adjustments to reconcile net
          income to net cash provided
          by operating activities:

     Depreciation and amortization                                                  72,000           67,000
     Increase in rent and other receivables                                         (6,000)          (4,000)
     Decrease in prepaid loan fees                                                   5,000            5,000
     (Increase) decrease in other assets                                            (1,000)          27,000
     Decrease in accounts payable                                                   (9,000)          (7,000)
     Increase (decrease) in deferred revenue                                         3,000          (11,000)
                                                                                ----------       ----------

          Total adjustments                                                         64,000           77,000
                                                                                ----------       ----------
          Net cash provided
             by operating activities                                               301,000          286,000
                                                                                ----------       ----------
Cash flows from investing activities:

     Additions to real estate facilities                                            (3,000)         (20,000)
                                                                                ----------       ----------

          Net cash used in
             investing activities                                                   (3,000)         (20,000)
                                                                                ----------       ----------


Cash flows from financing activities:

     Proceeds from note payable                                                         -           850,000
     Principal payment on note payable
          to affiliate                                                                  -          (850,000)
     Principal payments on note payable                                           (262,000)        (177,000)
                                                                                ----------       ----------

          Net cash used in
             financing activities                                                 (262,000)        (177,000)
                                                                                ----------       ----------
Net increase in cash
     and cash equivalents                                                           36,000           89,000

Cash and cash equivalents at
 the beginning of the period                                                       159,000           90,000
                                                                                ----------       ----------

Cash and cash equivalents at
 the end of the period                                                          $  195,000       $  179,000
                                                                                ----------       ----------
                                                                                ----------       ----------
Supplemental schedule of non-cash
 investing and financing activities:

          Increase in fair value of marketable securities                       $  (10,000)      $       -
                                                                                ----------       ----------
                                                                                ----------       ----------

          Unrealized gain on marketable securities                                  10,000               -
                                                                                ----------       ----------
                                                                                ----------       ----------


                             See Accompanying Notes.
                                      F-14

                        PUBLIC STORAGE PARTNERS II, LTD.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

 1. The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures contained herein are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes appearing in the Partnership's Form 10-K for the year ended December 31, 1994.

2. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal accruals, necessary to present fairly the Partnership's financial position at June 30, 1995, the results of its operations for the three and six months ended June 30, 1995 and 1994 and its cash flows for the six months then ended.


3. The results of operations for the three and six months ended June 30, 1995 are not necessarily indicative of the results expected for the full year.

4. Marketable securities at June 30, 1995 consist of 5,000 common shares of Storage Equities, Inc. ("SEI"), a publicly traded real estate investment trust, whose investment advisor is an affiliate of Public Storage, Inc. (a general partner of the Partnership). FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires marketable securities to be classified as trading or available for sale. The Partnership has designated its portfolio of marketable securities as available for sale. Accordingly, at June 30, 1995, the Partnership has recorded the marketable securities at fair value and, based upon the closing quoted price of the securities at June 30, 1995, recorded a corresponding unrealized gain totaling $14,000 as a credit to Partnership equity.

5. Substantially all of the Partnership's facilities were acquired prior to the time that it was customary to conduct environmental investigations in connection with property acquisitions. During the six month period ended June 30, 1995, the Partnership completed environmental assessments on its properties. Those assessments indicated that the Partnership's property sites do not have any significant environmental issues which would have a materially adverse effect on the Company's financial position. Included in administrative expenses on the statements of operations for six months ended June 30, 1995 is approximately $9,000 incurred in connection with the environmental assessments.

                                   SCHEDULE 4

                        PUBLIC STORAGE PARTNERS II, LTD.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

     THREE AND SIX MONTHS ENDED JUNE 30, 1995 COMPARED TO THREE AND SIX MONTHS ENDED JUNE 30, 1994: The Partnership's net income for the six months ended June 30, 1995 was $237,000 compared to $209,000 for the six months ended June 30, 1994, representing an increase of $28,000, or 13%. The Partnership's net income for the three months ended June 30, 1995 was $145,000 compared to $104,000 for the three months ended June 30, 1994, representing an increase of $41,000, or 39%. These increases are primarily a result of decreased interest expense due to lower outstanding loan balances in 1995 compared to 1994.

     Rental income was $1,088,000 compared to $1,091,000 for the six months ended June 30, 1995 and 1994, respectively, representing a decrease of $3,000. Rental income was $558,000 compared to $541,000 for the three months ended June 30, 1995 and 1994, respectively, representing an increase of $17,000. The slight decrease for the six months ended is primarily attributable to lower rental rates which effected an increase in occupancy levels at the Partnership's mini-warehouse facilities. The weighted average occupancy levels at the mini-warehouse facilities were 82% and 80% for the six months ended June 30, 1995 and 1994, respectively. Realized rent for the six months ended June 30, 1995 decreased to $.87 per occupied square foot from $.90 per occupied square foot for the six months ended June 30, 1994.

     Cost of operations (including management fees paid to an affiliate) increased $4,000 to $274,000 from $270,000 for the six months ended June 30, 1995 and 1994, respectively. This increase is mainly attributable to increases in payroll offset by a decrease in advertising cost. Cost of operations (including management fees paid to an affiliate) decreased $9,000 to $131,000 from $140,000 for the three months ended June 30, 1995 and 1994 respectively. This decrease is mainly attributable to a decrease in repairs and maintenance.

     Administrative expenses increased $9,000 for the six months ended June 30, 1995 compared to the same period in 1994 primarily as the result of cost incurred on environmental assessments on the Partnership's properties. Substantially all of the Partnership's facilities were acquired prior to the time that it was customary to conduct extensive environmental investigations in connection with the property acquisitions. During the first quarter of 1995, the Partnership commenced environmental assessments on its properties. The result of those assessments have been completed. However, the Partnership is not presently aware of any significant environmental matters with respect to any of its properties which would have a materially adverse effect on the Partnership's financial position.

     YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993: The Partnership's net income was $433,000 in 1994 compared to $588,000 in 1993, representing a decrease of $155,000. This decrease was primarily a result of the gain on sale of marketable securities totaling $312,000 in 1993. The Partnership's net income before the gain on sale of marketable securities was $276,000 in 1993; therefore, prior to recognition of the gain, net income increased in 1994 by $157,000 or 57%. This increase was primarily a result of a decrease in interest expense, partially offset by decreases in rental and other income.

     Property net operating income (rental income less cost of operations and management fees and excluding depreciation expense) was $1,628,000 in 1994 and $1,626,000 and 1993, representing an increase of $2,000. This increase was due to decreased operating expenses, partially offset by decreased rental income.

     Rental income was $2,182,000 in 1994 compared to $2,192,000 in 1993, representing a decrease of $10,000. This decrease was primarily attributable to an overall decrease in occupancy levels at the Partnership's real estate facilities. The weighted average occupancy levels at the mini-warehouses were 80% compared to 86% for the years ended December 31, 1994 and 1993, respectively. The monthly average realized rent per square foot for the mini-warehouse facilities was $.72 in both 1994 and 1993.


                                       4-1

     Cost of operations (including management fees) was $554,000 in 1994 and $566,000 and 1993, representing a decrease of $12,000. This decrease was primarily attributable to a decrease in advertising expenses, partially offset by increased payroll expenses.

     Other income decreased by $23,000 in 1994 compared to 1993. This decrease was principally due to the reduction in dividend income from the Partnership's investment in marketable securities. The reduction in dividend income was a result of the sale of such securities in 1993.

     Interest expense was $1,026,000 in 1994 compared to $1,199,000 in 1993, representing a decrease of $173,000 or 14%. This decrease was primarily attributable to a decrease in overall debt, largely resulting from a $2,000,000 paydown of principal made in conjunction with a modification of loan terms on the mortgage note payable in September 1993.

     YEAR ENDED DECEMBER 31, 1993 COMPARED TO YEAR ENDED DECEMBER 31, 1992: The Partnership's net income was $588,000 in 1993 compared to $347,000 in 1992, representing an increase of $241,000. This increase was primarily a result of the gain on sale of marketable equity securities totaling $312,000. The Partnership's net income before the gain on sale of marketable equity securities was $276,000 in 1993 compared to $347,000 in 1992, representing a decrease of $71,000 or 20%. This decrease was a result of decreases in property operations and other income, combined with an increase in interest expense.

     Property net operating income (rental income less cost of operations and management fees and excluding depreciation expense) was $1,626,000 in 1993 and $1,646,000 and 1992, representing a decrease of $20,000. This decrease was due to a reduction in rental income, combined with increased operating expenses.

     Rental income was $2,192,000 in 1993 compared to $2,205,000 in 1992, representing a decrease of $13,000. This decrease was primarily attributable to decreased rental rates at the Partnership's real estate facilities. The weighted average occupancy levels at the mini-warehouses were 86% for both years ended December 31, 1993 and 1992. The monthly average realized rent per square foot for the mini-warehouse facilities was $.72 in 1993 compared to $.73 in 1992.

     Cost of operations (including management fees) was $566,000 in 1993 and $559,000 in 1992, representing an increase of $7,000. This increase was primarily attributable to increases in advertising, property taxes, security, and repairs and maintenance expenses partially offset by decreases in utilities.

     Other income decreased by $32,000 in 1993 compared to 1992. This decrease was principally due to the reduction in dividend income from the Partnership's investment in marketable equity securities. The reduction in dividend income was a result of the sale of such securities in 1993.

     Interest expense was $1,199,000 in 1993 and $1,184,000 in 1992, representing an increase of $15,000. The increase was primarily a result of an increase in the amortization of the deferred loan costs, partially offset by a decrease in overall debt in 1993.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities ($613,000 in 1994 and $301,000 for the six months ended June 30, 1995) has been sufficient to meet all current obligations of the Partnership. There are no major capital improvements for maintenance of the facilities anticipated during 1995.

     In September 1993, after review of the historical property operations and the Partnership's cash reserves, the General Partner determined that the Partnership would be unable to make the scheduled balloon payment (due in November 1996) on its mortgage note payable. Accordingly, the General Partner and the lender agreed to modify the terms of the related mortgage note payable, whereby (i) the Partnership prepaid $2,000,000 of principal, (ii) the interest rate was reduced from 10.3152% to 9.00% (effective November 1, 1996), and (iii) the maturity date was extended from November 1, 1996 to November 1, 2002. The prepayment of $2,000,000 of principal was funded by cash reserves, the proceeds from the sale of marketable equity securities, and a $950,000 loan from the General Partner (see below).


                                       4-2

     On September 1, 1993, the Partnership sold marketable securities having a cost basis of $516,000, to PSI for cash totaling $828,000 (based on the then market price of the securities), resulting in a gain of $312,000. In addition, on September 1, 1993, the Partnership borrowed $950,000 from PSI. The related unsecured promissory note bore interest at a rate of 10% (which is below the rate of the mortgage note payable prior to the modification), with interest only payments due monthly, and the entire principal balance due on August 31, 1994. The proceeds from the sale of the securities and the borrowing were used by the Partnership (together with funds from cash reserves of the Partnership) to make the required $2,000,000 principal prepayment, and obtain the favorable mortgage note payable modifications, as discussed above.

     On March 17, 1994, the Partnership obtained an $850,000 term loan from Wells Fargo Bank. The loan, which matures on April 1, 1998, bears interest at the bank's prime rate plus 1% (payable monthly), and requires monthly principal payments totaling $17,708. Proceeds from the loan were used to repay the 10% unsecured promissory note due to PSI.

     In the fourth quarter of 1990, quarterly distributions were discontinued to enable the Partnership to increase its reserves for principal repayments that commenced in 1990 and will continue through 2002, at which time the entire remaining principal balance will be payable.

     The distributions to the limited partners and general partner for each of the prior years were as follows:

                1977              $    88,000
                1978                  394,000
                1979                  706,000
                1980                  843,000
                1981                1,032,000
                1982                1,087,000
                1983                1,128,000
                1984                1,481,000
                1985                1,800,000
                1986               13,352,000
                1987                  369,000
                1988                  400,000
                1989                  417,000
                1990                  283,000
                1991                     -
                1992                     -
                1993                     -
                1994                     -

     During 1986, the Partnership financed all of its properties with a $12,075,000 loan. Proceeds of $11,920,000 were distributed to the partners in October 1986, and are included in the 1986 distribution. At December 31, 1994, the outstanding principal balance of the mortgage note was $8,676,000.


                                       4-3

                                   SCHEDULE 5

            DIRECTORS AND EXECUTIVE OFFICERS OF PUBLIC STORAGE, INC.

Name of Director                   Employer/Address/             Current Position/
or Executive Officer               Nature of Business            Dates of Employment
- --------------------               ------------------            -------------------
B. Wayne Hughes                    Storage Equities, Inc.        Chairman of the Board and Chief
(Executive Officer and Director)   600 North Brand Boulevard     Executive Officer
                                   Suite 300                     11/91-present
                                   Glendale, CA 91203-1241       President
                                                                 1980-10/91
                                   Real estate investment

                                   Public Storage, Inc. ("PSI")  President and Chief Executive
                                   and affiliates                Officer of PSI since 1978
                                   600 North Brand Boulevard     Officer of PSI and affiliates since
                                   Suite 300                     1972
                                   Glendale, CA 91203-1241

                                   Real estate investment

Harvey Lenkin                      Storage Equities, Inc.        President
(Executive Officer and Director)                                 11/91-present
                                   Real estate investment

                                   PSI and affiliates            Vice President of PSI since 1988
                                                                 Officer of affiliates of PSI since
                                   Real estate investment        1978

Hugh W. Horne                      Storage Equities, Inc.        Vice President
(Executive Officer and Director)                                 1980-present
                                   Real estate investment        Secretary
                                                                 1980-2/92
                                   PSI and affiliates            Officer of PSI and affiliates since
                                                                 1973
                                   Real estate investment

Ronald L. Havner, Jr.              Storage Equities, Inc.        Chief Financial Officer
(Executive Officer)                                              11/91-present
                                   Real estate investment        Vice President
                                                                 7/90-present
                                   PSI and affiliates            Officer of PSI and affiliates since
                                                                 1986 (chief financial officer since
                                   Real estate investment        1991)


                                      5-1


Name of Director                   Employer/Address/             Current Position/
or Executive Officer               Nature of Business            Dates of Employment
- --------------------               ------------------            -------------------
Obren B. Gerich                    Storage Equities, Inc.        Vice President
(Executive Officer and Director)                                 1980-present
                                   Real estate investment        Chief Financial Officer
                                                                 1980-10/91
                                   PSI and affiliates            Officer of PSI and affiliates since
                                                                 1975
                                   Real estate investment

        To the knowledge of the General Partner, all of the foregoing persons are citizens of the United States.


                                       5-2

        The Letter of Transmittal and any other required documents should be sent or delivered by each Unitholder to the Depositary at one of the addresses set forth below:

                        The Depositary for the Offer is:

                        The First National Bank of Boston

             BY MAIL                     BY HAND                     BY OVERNIGHT COURIER
The First National Bank of Boston   BancBoston Trust          The First National Bank of Boston
    Shareholder Services           Company of New York        Corporate Agency & Reorganization
       P.O. Box 1872                   55 Broadway                   150 Royall Street
     Mail Stop 45-01-19                 3rd Floor                   Mail Stop 45-01-19
      Boston, MA 02105              New York, NY 10006                Canton, MA 02021

     Any questions about the Offer to Purchase may be directed to the Soliciting Agent at its telephone number set forth below:

                     The Soliciting Agent for the Offer is:

                                The Weil Company
                                 (800) 478-2605


     Any requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Company at its address and telephone numbers set forth below:

                              Public Storage, Inc.
                      600 North Brand Boulevard, Suite 300
                         Glendale, California 91203-1241
                                 (800) 421-2856
                                 (818) 244-8080

                              LETTER OF TRANSMITTAL

   To Purchase Limited Partnership Units of Public Storage Partners II, Ltd.,
                        a California limited partnership
            Pursuant to the Offer to Purchase dated August 30, 1995
                  of Public Storage, Inc. and B. Wayne Hughes

- -------------------------------------------------------------------------------
                          DESCRIPTION OF UNITS TENDERED

NAME AND ADDRESS OF REGISTERED HOLDER                  NUMBER OF UNITS TENDERED
- -------------------------------------                  ------------------------

                                                          ___________________*


                                                     * Unless otherwise
                                                       indicated, it will be
                                                       assumed that all Units
                                                       held by the registered
                                                       holder are being
                                                       tendered.


- -------------------------------------------------------------------------------

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 4, 1995, UNLESS EXTENDED. UNITS WHICH ARE TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS OFFER.

This Letter of Transmittal is to be executed and returned to The First National Bank of Boston (the "Depositary") at one of the following addresses:

          BY MAIL                      BY HAND             BY OVERNIGHT COURIER              FOR INFORMATION
 The First National Bank of       BancBoston Trust      The First National Bank of       The First National Bank
          Boston                 Company of New York             Boston                         of Boston
    Shareholder Services             55 Broadway            Corporate Agency &             Shareholder Services
       P.O. Box 1872                  3rd Floor               Reorganization                  (617) 575-3120
     Mail Stop 45-01-19          New York, NY 10006         150 Royall Street
      Boston, MA 02105                                      Mail Stop 45-01-19
                                                             Canton, MA 02021


Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The accompanying instructions should be read carefully before this Letter of Transmittal is completed.

           PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to Public Storage, Inc., a California corporation (the "Company") and B. Wayne Hughes ("Hughes"), for $267 per Unit in cash the above-described units of limited partnership interest (the "Units") of Public Storage Partners II, Ltd., a California limited partnership (the "Partnership"), in accordance with the terms and subject to the conditions of the Company's and Hughes' offer contained in the Company's and Hughes' Offer to Purchase dated August 30, 1995 (the "Offer to Purchase"), and in this Letter of Transmittal (which together with the Offer to Purchase constitutes the "Offer"). The undersigned hereby acknowledges receipt of the Offer to Purchase.

        Subject to, and effective upon, acceptance for tender of the Units tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company and Hughes, all right, title and interest in and to all of the Units that are being tendered hereby and that are being accepted for purchase pursuant to the Offer and any non-cash distributions, other Units or other securities issued or issuable in respect thereof on or after August 30, 1995 and appoints the Depositary the true and lawful attorney-in-fact of the undersigned with respect to such Units (and such non-cash distributions, other Units or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Units (and any such non-cash distributions, other Units or securities), to or upon the order of the Company and Hughes, (b) present such Units (and any such non-cash distributions, other Units or securities) for transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units (and any such non-cash distributions, other Units or securities), all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that the undersigned
(i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to sell, assign and transfer the Units tendered hereby (and any and all non-cash distributions, other Units or securities issued or issuable in respect thereof on or after August 30, 1995) and that when the same are accepted for purchase by the Company and Hughes, the Company and Hughes will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Company and Hughes to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered hereby and any non-cash distributions, other Units or other securities issued or issuable in respect of such Units on or after August 30, 1995. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Company and Hughes any and all other Units or other securities (including rights) issued to the undersigned on or after August 30, 1995 in respect of Units tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance or appropriate assurance thereof, the Company and Hughes shall be entitled to all rights and privileges as owner of any such other Units or other securities and may withhold the entire consideration or deduct from the consideration the amount of value thereof as determined by the Company and Hughes, in their sole discretion.

        The undersigned has been advised that (i) the Company is the General Partner of the Partnership, the Company is controlled by Hughes and the General Partner of the Partnership makes no recommendation as to whether or not the undersigned should tender his or her Units in the Offer and the undersigned has made his or her own decision to tender the Units and (ii) the General Partner believes that the Offer Price is less than the amount that Unitholders might receive if the Partnership were liquidated.

        The undersigned understands that notwithstanding any other provisions of the Offer and subject to the applicable rules of the Securities and Exchange Commission, the Company and Hughes will not be required to accept for purchase any Units, may postpone the acceptance for purchase of Units tendered and may terminate or amend the Offer if prior to the time of purchase of any such Units any of the following events shall occur or the Company and Hughes shall have learned of the occurrence of any of such events:

            (a) There shall be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission (i) challenging the acquisition by the Company and Hughes of the Units, seeking to restrain or prohibit the making or consummation of the Offer, seeking to obtain any material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer,
        (ii) seeking to prohibit or restrict the Company's and Hughes' ownership or operation of any material portion of the Company's and Hughes' business or assets, or to compel the Company and Hughes to dispose of or hold separate all or any material portion of their business or assets as a result of the Offer, (iii) seeking to make the purchase of, or payment for, some or all of the Units illegal,
        (iv) resulting in a delay in the ability of the Company and Hughes to accept for payment or pay for some or all of the Units, (v) imposing material limitations on the ability of the Company and Hughes effectively to acquire or hold or to exercise full rights of ownership of the Units, including, without limitation, the right to vote the Units purchased by the Company and Hughes on all matters properly presented to the limited partners of the Partnership, (vi) which, in the sole judgment of the Company and Hughes, could materially and adversely affect the treatment of the Offer for federal income tax purposes, (vii) which otherwise is reasonably likely to materially adversely affect the Partnership or value of the Units or (viii) which imposes any material condition unacceptable to the Company and Hughes;

            (b) Any statute, rule, regulation or order shall be enacted, promulgated, entered or deemed applicable to the Offer, any legislation shall be pending, or any other action shall have been taken, proposed or threatened, by any domestic government or governmental authority or by any court, domestic or foreign, which, in the sole judgment of the Company and Hughes, is likely, directly or indirectly, to result in any of the consequences referred to in paragraph (a) above; or

            (c) There shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange ("NYSE"), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
        (iii) the commencement of a war, armed hostilities or other international or national calamity materially affecting the United States, (iv) any limitation by any governmental authority or any other event which is reasonably likely to affect the extension of credit by banks or other lending institutions in the United States,
        (v) any material decline in security prices on the NYSE or (vi) in the case of any of the foregoing existing at the time of the Offer, any material worsening thereof;

which in the sole judgment of the Company and Hughes with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by the Company and Hughes) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for purchase. The foregoing conditions are for the sole benefit of the Company and Hughes and may be asserted by the Company and Hughes regardless of the circumstances giving rise to any such conditions (including any action or inaction by the Company and Hughes) or may be waived by the Company and Hughes in whole or in part. The failure by the Company and Hughes at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time.

        The undersigned hereby irrevocably appoints B. Wayne Hughes and Harvey Lenkin designees of the Company and Hughes, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper, and otherwise act (including pursuant to written consent) with respect to all of the Units tendered hereby which have been accepted for payment by the Company and Hughes prior to the time of such vote or action (and any and all non-cash distributions, other Units or securities, issued or issuable in respect thereon on or after August 30, 1995), which the undersigned is entitled to vote, at any meeting (whether annual or special and whether or not an adjourned meeting) of limited partners of the Partnership, or with respect to which the undersigned is empowered to act in connection with action by written consent in lieu of any such meeting or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Units by the Company and Hughes, in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Units (and any such non-cash distributions, other Units or securities) and no subsequent proxies will be given (and if given will be deemed not to be effective) with respect thereto by the undersigned. The Company and Hughes reserve the right to require that in order for Units to be properly tendered, immediately upon acceptance of such Units for purchase by the Company and Hughes, the Company and Hughes are able to exercise full voting rights with respect to such Units.

        The undersigned understands that tenders of Units pursuant to any one of the procedures described in the Offer and in the instructions hereto will constitute a binding agreement between the undersigned and the Company and Hughes upon the terms and subject to the conditions of the Offer.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

        Please issue the payment for the Units in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Mailing Instructions," please mail the payment (and accompanying documents, as appropriate) to the undersigned at the registered address. In the event that the "Special Mailing Instructions" are completed, please deliver the payment to the registered holder(s) at the address so indicated.

- -------------------------------------------------------------------------------
                           TENDER OF UNITS IN OFFER

The Undersigned tenders Units in the Offer on the terms described above.

SIGN HERE

Signature(s)
             ------------------------------------------------------------------

             ------------------------------------------------------------------

Date                                         (            )
             ----------------------          ----------------------------------
                                               Telephone number

(Must be signed by registered holder(s) as name(s) appear(s) under registration above. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 3.)

Name(s)
             ------------------------------------------------------------------

             ------------------------------------------------------------------
              (Please print)

Capacity (full title)
                     ----------------------------------------------------------

Address
             ------------------------------------------------------------------

             ------------------------------------------------------------------
                                                                    Zip Code

- --------------------------------------------------------------------------------




- --------------------------------------------------------------------------------
                           SPECIAL MAILING INSTRUCTIONS

To be completed ONLY if payment is to be issued to the registered holder(s) but mailed to OTHER than the address of record. (See Instruction 5.)

Mail payment to:


Name
     ---------------------------------------------------------------------------
         (Must be same as registered holder(s))

Address
     ---------------------------------------------------------------------------
         (Please print)
     ---------------------------------------------------------------------------
                                                                  Zip Code
- --------------------------------------------------------------------------------

                                INSTRUCTIONS
            Forming Part of the Terms and Conditions of the Offer


        1. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to October 4, 1995, unless extended.

        The method of delivery of this Letter of Transmittal and all other required documents, is at the option and risk of the tendering Unitholder and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

        No alternative, conditional or contingent tenders will be accepted, and no fractional Units will be accepted for payment or purchased. All tendering Unitholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Units for payment.

        2. PARTIAL TENDERS. If fewer than all the Units held by a Unitholder are to be tendered, (i) fill in the number of Units which are to be tendered in the section entitled "Number of Units Tendered" and (ii) the Unitholder must hold at least five Units after such tender. Accordingly, a Unitholder should not tender if, as a result of such tender, the tendering holder (other than one transferring all of his or her Units) will hold less than five Units. All Units held by a Unitholder will be deemed to have been tendered unless otherwise indicated.

        3.  SIGNATURES ON LETTER OF TRANSMITTAL.

            (a) If this Letter of Transmittal is signed by the registered holder(s) of the Units, the signature(s) must correspond exactly with the Unitholder's registration.

            (b) If any of the Units are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

            (c) If any Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

            (d) If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and if requested, proper evidence satisfactory to the Company and Hughes of such person's authority so to act must be submitted.

        4. STOCK TRANSFER TAXES. Except as set forth in this Instruction 4, the Company and Hughes will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Units to it or its order pursuant to the Offer. If payment of the purchase price is to be made to any person other than the registered holder, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        5. SPECIAL MAILING INSTRUCTIONS. If payment for the Units is to be issued to the registered holder(s) but mailed to other than the address of record, the section entitled "Special Mailing Instructions" must be completed.

        6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Depositary or the Soliciting Agent at their respective addresses set forth below.

        7. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Company and Hughes, in their sole discretion, and its determination shall be final and binding. The Company and Hughes reserve the absolute right to reject any or all tenders of any particular Units (i) determined by it not to be in the appropriate form or (ii) the acceptance for purchase of Units which may, in the opinion of the Company's and Hughes' counsel, be unlawful.

        IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO OCTOBER 4, 1995, UNLESS EXTENDED.


              THE DEPOSITARY:            THE SOLICITING AGENT FOR THE OFFER IS:

   THE FIRST NATIONAL BANK OF BOSTON              THE WEIL COMPANY
         Shareholder Services                      (800) 478-2605
            P.O. Box 1872
          Mail Stop 45-01-19
      Boston, Massachusetts 02105
           (617) 575-3120



083095